UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 11, 2014, the Comstock Mining Inc. (the “Company” or “Comstock Mining”) and its wholly-owned subsidiary, Comstock Mining LLC (the “Subsidiary”) entered into a $5 million revolving credit facility (the “Revolving Credit Facility”) with Auramet International, LLC(“Auramet”), pursuant to which the Company may borrow up to $5 million outstanding at any one time. The Company’s and the Subsidiary’s obligations under the Revolving Credit Facility are secured by a security interest in certain real estate owned by the Company within the Company’s starter mine (the “Starter Mine Patents”) and other personal property. The proceeds from the Revolving Credit Facility will be used for working capital and capital expenditures associated with current production ramp up.
To secure the obligations under the Revolving Credit Facility, each of the Company and the Subsidiary have entered into Security Agreements with Auramet, each dated as of February 11, 2014 (the “Security Agreements”). The Company also entered into a Pledge Agreement with Auramet, dated as of February 11, 2014 (the “Pledge Agreement”), pursuant to which the Company pledged all of its interests in the Subsidiary to further secure its obligations under the Revolving Credit Facility, and a Deed of Trust, dated as of February 11, 2014 (the “Deed of Trust”) on the Starter Mine Patents as security. In connection with entry into the Revolving Credit Facility, the Company and the Subsidiary have also entered into an amended and restated purchase and sale agreement, dated as of February 11, 2014 (the “Master Purchase and Sale Agreement”) with Auramet Trading, LLC (“Agent”), the terms of which will govern all transactions of metals between Agent and the Company. The Revolving Credit Facility, the Security Agreements, the Pledge Agreement, the Deed of Trust and the Master Purchase and Sale Agreement are collectively referred to herein as the “Auramet Loan Documents.”
The Company closed the transactions contemplated in the Auramet Loan Documents on February 11, 2014, and drew down approximately $4.6 million thereunder on February 12, 2014. The Revolving Credit Facility will be repaid through 14 semimonthly cash payments of $357,143 beginning August 8, 2014, and ending February 6, 2015, with total principal and interest obligations not exceeding $5million. The Company is permitted to redraw amounts borrowed and repaid in minimum increments of $1,000,000 on or prior to October 6, 2014. Borrowings under the Revolving Credit Facility bear interest at 9.5% per annum.
The foregoing description of the Auramet Loan Documents do not purport to be complete and are qualified in their entirety by reference to such agreements (excluding the Deed of Trust), which are filed herewith as exhibits.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed in Item 1.01 of this Form 8-K relating to the Auramet Loan Documents is incorporated into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
In connection with the Revolving Credit Facility, the Company issued 137,105 shares of the Company’s common stock to Auramet to as closing, structuring and arrangement fees related to the Revolving Credit Facility.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

Exhibit Number	Description
10.1	Secured Promissory Note and Guaranty
10.2	Pledge Agreement
10.3	Security Agreement (Comstock Mining Inc.)
10.4	Security Agreement (Comstock Mining LLC)
10.5	Amended and Restated Purchase and Sale Agreement
99.1	Press release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: February 12, 2014	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
10.1	Secured Promissory Note and Guaranty
10.2	Pledge Agreement
10.3	Security Agreement (Comstock Mining Inc.)
10.4	Security Agreement (Comstock Mining LLC)
10.5	Amended and Restated Purchase and Sale Agreement
99.1	Press release

EXHIBIT 10.1
SECURED PROMISSORY NOTE
AND GUARANTY
USD $5,000,000.00    February 11, 2014
FOR VALUE RECEIVED, the undersigned COMSTOCK MINING INC., a corporation organized and existing under the laws of Nevada, as borrower (“Comstock” or the “Borrower”) together with its wholly owned subsidiary COMSTOCK MINING LLC, a limited liability company organized and existing under the laws of Nevada (“Subsidiary” or the “Guarantor,” and together with the Borrower, the “Obligors”), promises to pay to the order of AURAMET INTERNATIONAL, LLC, a limited liability company organized under the laws of Puerto Rico (“Holder”), the principal sum of USD$5,000,000.00 (the “Advance”). The Advance shall be paid in 14 equal semi-monthly installments (each a “Repayment”) in the amounts and on each of the dates (each a “Repayment Date”) set forth in Appendix I. Each Repayment shall be in immediately available funds and paid to an account of Auramet Trading, LLC (“Auramet”), as agent for the Holder (the “Agent”).Interest shall be payable at 9.5% per annum, earned and payable in advance on the funding date of the Advance (for the avoidance of doubt, such amount shall equal $356,250.00 on the Closing Date). Notwithstanding the foregoing, upon the occurrence and during the continuance of a Default (defined below), the principal balance then outstanding shall, at the option of the Holder upon written notice to Borrower accrue interest at the lower of (i) 15% per annum or (ii) the highest rate allowable by applicable law. Interest shall be calculated on the basis of a year of 360 days and actual days elapsed. Default interest shall be payable on demand.
Provided that no Default has occurred and is continuing, and the Borrower has already repaid the principal amount of the Advance in an amount of not less than $1,000,000.00 the Borrower shall have the option until October 6, 2014 (“Borrower’s Option”) to redraw the Advance already repaid, in increments of USD$1,000,000.00 (“Subsequent Draw”). The repayment of the principal amount of the Subsequent Draw shall be divided into equal semi-monthly amortization payments (each, a “Subsequent Draw Repayment”) and repaid on each of the remaining Repayment Dates. Interest on the Subsequent Draw shall be payable at 9.5% per annum, earned and payable in advance on the funding date of the Subsequent Draw. In addition, (a) an arranging and structuring fee of 2% per annum of the principal amount of the Subsequent Draw (paid in advance), and (b) a draw fee of 1% of the principal amount of the Subsequent Draw, shall be earned and paid on the funding date of the Subsequent Draw. Such amounts shall be deducted from the Subsequent Draw proceeds. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Default, the principal balance of Subsequent Draws then outstanding shall, at the option of the Holder upon written notice to Borrower accrue interest at the lower of (i) 15% per annum or (ii) the highest rate allowable by applicable law. Interest shall be calculated on the basis of a year of 360 days and actual days elapsed. Default interest shall be payable on demand.
Upon repayment of the facility in full, the Borrower and Holder may consider renewing the facility provided upon mutually acceptable terms, but neither party shall have any commitment or obligation to do so.
This Promissory Note (the “Note”) is being issued to Holder in connection with an Advance provided to the Borrower by Holder in the amount of USD$5,000,000.00 and Subsequent Draws (in accordance with the preceding paragraph) pursuant to the Borrower’s Option. This Note is secured by (i) a first priority security interest in all personal property of the Borrower and the Guarantor, subject to any existing or future Permitted Liens (as defined below); (ii) a Pledge Agreement (the

“Stock Pledge”) between Borrower and Holder covering 100% of the equity membership interests of the Guarantor, (iii) the General Security Agreement between the Borrower and the Holder (the “Comstock Security Agreement”), (iv) the General Security Agreement between the Guarantor and the Holder (the “Subsidiary Security Agreement” and, together with the Comstock Security Agreement, the “Security Agreements”), (v) the Gold Purchase and Sale Agreement between Comstock and the Agent with respect to all gold sales of the Borrower and Guarantor while this Note is outstanding (the “Purchase Agreement”), (vi) a first priority deed of trust over all real property and assets described in Exhibit A thereto (the “Mortgage”), (vii) the Borrower’s entry into a mutually acceptable alternative risk mitigation strategy including the sale of “floor” and purchase of a “cap” or other “zero cost option collars” such as the purchase of a put option and the sale of a call option with a lower strike price (the “Price Protection Program”), (viii) the Guaranty contained in Section 12 hereof (the “Guaranty”), and (ix) a Consent, Acknowledgement and Standstill Agreement (the “Consent, Acknowledgement and Standstill Agreement”) from the Borrower’s principal shareholder and the holder of its Series A-1 Preferred Stock on form and content acceptable to the Holder. The Note, the General Security Agreements, the Purchase Agreement, the Starter Pit Mortgage Agreement, the Price Protection Program, the Guaranty, the Stock Pledge, the Consent, Acknowledgement and Standstill Agreement, the fee letter (the “Fee Letter”) dated the date hereof, as well as each and every other document executed in connection therewith by the Borrower and the Guarantor are hereinafter referred to as the “Loan Documents.”
The proceeds of the Advance and Subsequent Draws shall be used by the Borrower to (i) pay all fees owing under the Loan Documents, (ii) for capital expenditures at the Comstock Mine, and (iii) for general working capital purposes.
For the purposes hereof, the following terms shall have the following meanings:
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of New York or Nevada are authorized or required to close.
“Change of Control” means the occurrence after the date hereof of any of (a) an acquisition by any Person (other than a Person who holds such voting power today or his affiliates or related parties) of a majority of the aggregate voting power of the voting securities of the Borrower whose holders are generally entitled to vote for the election of directors of the Borrower, (b) the merger or consolidation of the Borrower with any other Person where, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction do not own a majority of the aggregate voting power of the voting securities of the successor Person of such transaction whose holders are generally entitled to vote for the election of directors of the successor Person of such transaction (excluding any holding company restructuring of the Borrower), or (c) the sale or transfer of all or substantially all of the Borrower’s consolidated assets to another Person where, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction do not own a majority of the aggregate voting power of the of the voting securities of the Person whose holders are generally entitled to vote for the election of directors of the acquiring Person immediately after the transaction.
“Indebtedness” means (a) any liabilities for borrowed money (other than trade accounts payable and operating expenses incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments under leases required to be capitalized in accordance with U.S. generally accepted accounting principles.
“Permitted Liens” means, collectively, (a) Liens existing on the date of this Note and disclosed to Holder in Appendix II and Liens arising pursuant to this Note and the other Loan Documents; (b) Liens for taxes, assessments, fees, levies, duties or other governmental charges of any kind, either not yet due or being contested in good faith and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles, provided the same have no priority over any of Holder’s security interests; (c) Liens for landlords, common carriers, warehousemen, mechanics, materialmen, repairmen, service provider, laborers, employees, suppliers or similar Liens arising by operation of law for amounts that are owed but not yet delinquent, provided such Liens do not, in the aggregate, materially detract from the value of the assets of the Borrower and its subsidiaries or materially impair the use thereof in the operation of the Borrower’s or its subsidiaries’ business, in each case, taken as a whole, (d) purchase money security interests in real property, improvements thereto or equipment thereafter acquired or Liens not to exceed $500,000 in the aggregate in any fiscal year incurred solely for the purpose of financing the acquisition of goods or equipment acquired by the Borrower or Subsidiary in the ordinary course of business, (e) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey of the property would reveal, which in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of any such real property or materially interfere with the ordinary conduct of the Borrower’s and the Subsidiary’s businesses (Appendix II sets forth such matters of which the Borrower is currently aware), (f) attachments, appeal bonds, judgments and other similar Liens for the payment of money not exceeding $100,000 arising in connection with court proceedings; provided that the execution of such Liens is effectively stayed, (g) deposits to secure the performance of bids, trade contracts and leases, statutory obligations (including worker’s compensation, unemployment insurance and other social security laws or regulations or in respect of health, disability, retirement or other employee benefits), surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (h) any other Lien created or incurred in connection with Indebtedness permitted in accordance with Section 1.2 of Schedule 2, (i) Liens securing the reimbursement obligations in respect of trade-related letters of credit, (j) any Lien existing on any property or asset of any Person prior to the acquisition of such asset by the Borrower, provided, that such Lien is not created in contemplation of or in connection with such acquisition and such Lien does not apply to any other property or asset of the Borrower or Subsidiary or (k) any Lien created in favor of Holder, Auramet Trading, LLC or any of their respective affiliates.
“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental authority.
The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by acceptance of this Note, agrees:

1.Maturity Date. The unpaid principal balances of the Advance and accrued but unpaid interest thereon, and the unpaid principal balance of any Subsequent Draw and accrued but unpaid interest thereon, if any, shall be due and payable as provided for herein.
2.Loss of Note. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Borrower will execute and deliver a new Note of like tenor and date.
3.Default.
(a)The occurrence of any of the following events shall be a “Default” hereunder:
(1)the Borrower shall fail to make any Repayment or Subsequent Draw Repayment due hereunder on any Repayment Date, and such failure continues for five (5) Business Days thereafter;
(2)any representation or warranty made by any Obligor to Holder herein or in any other Loan Document shall fail to be true and correct in any material respect (provided that the Obligors shall have a period of ten (10) Business Days from the date they receive notice thereof from the Holder within which to cure such Default(s));
(3)the Obligors shall fail to observe or perform any of the covenants, agreements or obligations (excluding the Borrower’s obligation to repay the Advance or the Subsequent Draw) contained in the Note or any other Loan Document or any other agreement with Holder in any material respect (provided that the Obligors shall have a period of twenty (20) Business Days from the date they receive written notice thereof from the Holder within which to cure such Default(s));
(4)any Obligor shall institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it under any applicable federal or state insolvency law, or consent to, or acquiescence in, the filing of any such petition or in the appointment of a receiver, liquidator, assignee, trustee, or other similar official of any Obligor, or of any substantial part of its property, or the making by any Obligor of an assignment for the benefit of creditors, or the admission by any Obligor in writing of its inability to pay its debts generally as they become due;
(5)within sixty (60) days after the commencement of proceedings against any Obligor seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of such Obligor stayed, or the stay of any such order or proceedings shall thereafter be set aside, or, within sixty (60) days after the appointment without the consent or acquiescence of such Obligor of any trustee, receiver or liquidator of such Obligor over of all or any substantial part of the properties of such Obligor, such appointment shall have not been vacated;
(6)any Obligor shall dissolve or take corporate action toward dissolution;
(7)final judgments which exceed an aggregate of $250,000 (except to the extent covered by insurance) shall be rendered against any Obligor and shall not have been paid, discharged, stayed or vacated within forty-five (45) days after entry or filing of such judgments;
(8)any event of default (as such term is defined under any applicable underlying agreement) under any Obligor’s indebtedness for borrowed money in excess of $250,000 in the aggregate shall occur and such event of default shall continue beyond any applicable grace or cure period or any failure of such Obligor to pay any such indebtedness when due shall occur;
(9)the occurrence of any event that has or would reasonably be expected to have a material adverse effect on (a) the Obligors’ business, operations or financial condition, (b) the Obligors’ ability to perform its obligations under the Loan Documents, or (c) the rights and remedies of the Holder under the Loan Documents; or
(10)any material provision of any material provision of any Loan Document shall cease to be in full force and effect or it shall become illegal for any party to a Loan Document to perform its obligations thereunder.
(b)Remedies upon Default. If a Default shall occur and be continuing, Holder, upon notice in writing to the Borrower, may declare all unpaid principal of the Note (which means the unpaid balance of the Advance or Subsequent Draws) and the interest thereon to be immediately due and payable and the same shall become immediately due and payable upon such declaration and Holder may pursue any remedy available to Holder at law or in equity; provided, however, that in the event of any Default under clauses (4) or (5) above with respect to any Obligor, all such unpaid principal and interest shall automatically become immediately due and payable, without the need for declaration, presentment, demand, protest, or other notice of any kind; and, provided further, that Holder shall not liquidate its collateral position in the stock of Guarantor or in the assets thereof, but shall hold the same for redemption by the Borrower upon payment of all amounts owing hereunder for a period of 60 (sixty) days following such Default.
(c)Notwithstanding anything to the contrary herein, the Borrower shall not be deemed to be in Default under the terms of this Note by reason of mining operations or other required activities having been suspended or prevented by scarcity or inability to obtain equipment, material, power or fuel, by strike, lockout or industrial disturbance, by failure of carriers to transport or furnish facilities for transportation, by operation of any acts of God (including, without limitation, lightning, earthquake, fire, storm, flood, washout), by breakage or accident to machinery or facilities, or by any cause beyond the Borrower’s control, other than market conditions or the price of gold or raw materials generally; provided, that the Borrower shall exercise reasonable best efforts to resume mining operations.

4.Prepayment.
(a)    Optional Prepayment. The Borrower may, upon five (5) days prior written notice to Holder, prepay this Note in whole or in part.
(b)    Mandatory Prepayment. This Note shall be subject to mandatory prepayment, at the option of the Holder, in the event of the termination of the Chief Executive Officer of the Borrower or a Change of Control.
5.Default Notices to Holder. So long as this Note shall be outstanding, the Borrower shall promptly deliver a notice to Holder describing any Default of which it has become aware.
6.Gross Up.All Repayments and Subsequent Draw Repayments under this Note by Borrower will be made without any deduction or withholding for or on account of any tax or other withholding or deduction unless such tax, deduction or withholding is required by any applicable law then in effect (a “Required Tax, Deduction or Withholding”). Any such Required Tax, Deduction or Withholding (other than income or franchise taxes of Holder or withholding imposed by the Foreign Account Tax Compliance Act) shall be for Borrower’s account and promptly reimbursed to Lender.
7.Costs. The Borrower agrees to reimburse Holder for any reasonably documented legal fees or other costs associated with this Note or any of the other Loan Documents; provided that such costs in connection with the execution of the Loan Documents do not exceed $20,000.
8.Representations and Warranties.Each Obligor hereby makes each of the representations and warranties set forth on Schedule 1 hereto, as of the date of this Agreement.
9.Covenants.Each Obligor hereby agrees to observe and fully perform each of the covenants set forth on Schedule 2 hereto.
10.Conditions Precedent. Prior to the extension of the funds contemplated to be advanced herein, unless waived in writing in advance by Holder, the Borrower shall have delivered to Holder the following documents, in form and substance satisfactory to Holder, and performed the following undertakings to the satisfaction of Holder:
(c)    This Note;
(d)    This Guaranty;
(e)    The Pledge Agreement;
(f)    The Security Agreements,
(g)    The Mortgage
(h)    The Purchase Agreement;
(i)    Payment of the fees under the Fee Letter;

(j)    A secretary’s certificate of Borrower and Guarantor with respect to incumbency and resolutions authorizing the execution and delivery of the Note and the other Loan Documents to which they are a party;
(k)    Entry into the Price Protection Program;
(l)    Such other documents or certificates, and completion of such other matters, as the parties may mutually deem necessary or appropriate in good faith;
(m)    The Consent, Acknowledgement and Standstill Agreement; and
(n)    Completion of satisfactory review of mine ownership and leases.
For Subsequent Draws, no Default shall have occurred and be continuing, all representations and warranties shall be true and correct in all material respects as of such date, and the Borrower shall have delivered to Holder the documents described above in Section 10(h) and 10(j) and payment of the fees described in the second paragraph of page 1 of this Note.
11.Miscellaneous.
(o)    Waiver and Amendment. Any provision of this Note may be waived, amended or modified only upon the written consent of the Borrower, the Guarantor and Holder.
(p)    Assignment; Participations. Prior to the occurrence and continuance of a Default, the Holder may not assign this Note without the prior written consent of the Borrower, not to be unreasonably withheld. The Borrower may not transfer or assign all or any part of this Note without the prior written consent of Holder.
The Holder may sell participations in all or a portion of the Holder’s rights and obligations under this Note; provided that the Borrower shall continue to deal solely and directly with the Holder in connection with the Holder’s rights and obligations under this Note and all rights and remedies with respect to the Loan Documents may only be exercised by the Holder (other than the right to payment under such participation).
(q)    Governing Law. This Note shall be governed by the laws of the State of New York.
(r)    Severability.    If any of the provisions of this Note is held invalid, such invalidity shall not affect the other provisions hereof that can be given effect without the invalid provision, and to this end the provisions of this Note are intended to be and shall be deemed severable.
(s)    Indemnification. The Obligors agree to hold harmless, defend and indemnify Holder, its officers, employees, agents and representatives (each, an “Indemnified Party”) from and against any liability, loss, cost, expense, damage claim or cause of action due to or arising out of or in connection with this Note or any other Loan Document in any way, directly or indirectly. The indemnification provided for in the immediately preceding sentence shall not apply to liabilities, losses, costs, expenses, damage, claims or causes of action which may arise as the result of the willful misconduct or negligence of the Indemnified Party.

(t)    Notices. All notices and other communications given to or made upon any party hereto in connection with this Note shall, except as otherwise expressly herein provided, be in writing (including telecopy, telefaxed, telegraphic or electronic communication) and mailed via certified or electronic mail, telefaxed, telegraphed or delivered to the respective parties, as follows:
To the Borrower or the Guarantor, as appropriate:
Comstock Mining Inc.
1200 American Flat Road
PO Box 1118
Virginia City, NV 89440
Attn: Mr. Corrado de Gasperis, President and CEO
Email: degasperis@comstockmining.com

To Holder:
Auramet International, LLC
259 Calle Recinto Sur, Suite 2A
San Juan, PR 00901
Attn: Justin Sullivan
Tel./Fax: 787.724.6173

With a copy to:
Auramet Trading, LLC
300 Frank W. Burr Blvd
5th Floor, Suite 24
Teaneck, NJ 07666
Attn: James Verraster
Telecopy: 201-905-5001
Or in accordance with any subsequent written direction from the recipient party to the sending party delivered in accordance with this Section 11(f). All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon (i) delivery if delivered by hand or international courier with return receipt; or (ii) acknowledgement of receipt by the receiving party by telephone or in writing, in the case of facsimile or email.
12.Guaranty. In order to induce the Holder to extend credit to the Borrower hereunder and under the other Loan Documents, the Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the obligations of the Borrower hereunder and under each of the other Loan Documents (collectively, the “Obligations”). The Guarantor further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.
The Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantor hereunder are absolute and unconditional until all the Obligations shall have been indefeasibly paid in full, irrespective of (a) the failure of the

Holder to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of any Loan Document or otherwise hereunder, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Note, or any other Loan Document or agreement, (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity or which would impair or eliminate any right of the Guarantor to subrogation.
The Guarantor further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Holder to any balance of any deposit account or credit on the books of the Holder in favor of the Borrower or any other Person.
The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of all the Obligations) and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise (other than for the indefeasible payment in full of all the Obligations).
The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Holder upon the bankruptcy or reorganization of the Borrower or otherwise.
In furtherance of the foregoing and not in limitation of any other right which the Holder may have at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Holder, forthwith pay, or cause to be paid, to the Holder in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.
Upon payment by the Guarantor of any sums as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Borrower to the Holder.
This Guaranty shall terminate upon the indefeasible payment of all the Obligations.

IN WITNESS WHEREOF, the Borrower and the Guarantor have caused this Note to be duly executed by its officer, thereunto duly authorized as of this 11th day of February, 2014.
BORROWER:
COMSTOCK MINING INC.

By: __/s/ Corrado De Gasperis__
Name: Corrado De Gasperis
GUARANTOR:
COMSTOCK MINING LLC

By: __/s/ Corrado De Gasperis__
Name: Corrado De Gasperis
Acknowledged and Agreed:
HOLDER:

AURAMET INTERNATIONAL, LLC By: __/s/ Justin Sullivan______
Name: Justin M. Sullivan

Schedule 1
The Obligors hereby represent and warrant to Holder, as of the date of this Note, the following:
(a)Organization. Each of them is duly organized, validly existing, and in good standing under the laws of its jurisdiction, with full corporate or limited liability company power and authority, as the case may be, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with all federal, provincial, state, local, foreign, and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets, and to carry on its business or proposed business as required except where the failure to have such consents, authorizations, approvals, orders, licenses, certifications and permits could not reasonably be expected to have a material adverse effect on its businesses or operations. Each is duly licensed and qualified to do business and be in good standing in every jurisdiction in which the ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary except where the failure to have such licenses and qualifications could not reasonably be expected to have a material adverse effect on its business or operations. The corporate organization chart attached hereto is true and accurate in all material respects.
(b)Financial Statements. The unaudited balance sheet of the Borrower and its consolidated subsidiaries for the three months ended September 30, 2013 (the “Balance Sheet Date”) and the audited balance sheet of the Borrower and its consolidated subsidiaries for the 12 month period ending December 31, 2012, the related unaudited statements of operations and statements of cash flow for the year ended December 31, 2012 (collectively and including the notes thereto, the “Financial Statements”), present fairly in all material respects the financial position and cash flows of the Borrower and its consolidated subsidiaries at the indicated dates and for the indicated periods subject, in the case of the Financial Statements as of and for the three months ended on the Balance Sheet Date, to normal year end audit adjustments and the absence of footnotes.
(c)Absence of Undisclosed Liabilities. The Borrower and its consolidated subsidiaries have no material outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, whether asserted or unasserted except as reflected in the Financial Statements. All material liabilities of the Borrower and its consolidated subsidiaries incurred subsequent to the Balance Sheet Date have been incurred in the ordinary course of business.
(d)Absence of Changes. Since the Balance Sheet Date, the Borrower and its consolidated subsidiaries have operated in the ordinary course of business consistent with past practice. Since the Balance Sheet Date, there has not occurred any change in the financial condition, results of operations, assets, liabilities or business of the Borrower which, in the aggregate, has had a material adverse effect on the Borrower’s business.
(e)Title to Properties; Encumbrances; Priority. Except for matters disclosed in Appendix II or disclosed in the Borrower’s securities law filings, the Obligors have good, valid and marketable title to (i) all of their respective material properties and assets (real, personal, tangible and intangible), and (ii) all the material properties and assets purchased or otherwise acquired since the Balance Sheet Date (except as may be disposed of as permitted hereunder); in each case clear of all encumbrances, liens, claims, charges or other restrictions of whatever kind or character, except for Permitted Liens and other minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such property and assets for their intended purposes. Each Security Agreement is effective to create in favor of Holder a legal, valid and enforceable security interest in the Collateral (as defined in each Security Agreement) and when the actions contemplated by such Security Agreement are taken, including filing financing statements that comply with the requirements of the Uniform Commercial Code of Nevada (the “UCC”) and achieving control over certain Collateral and subject to Section 9-315 of the UCC, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.
(f)Material Agreements. The Obligors are not in material violation or breach of or in material default with respect to, complying with any provision of any material contract, agreement, instrument, lease, license, arrangement or understanding to which it is a party, including without limitation, each such material contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is a legal, valid and binding obligation enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and to general equitable principles). To the knowledge of the Obligors, no third party is in default under any agreement, contract or other instrument, document or agreement to which an Obligor is a party, which default would or could have a material adverse effect on their respective properties or assets or their respective businesses as presently conducted or proposed to be conducted.
(g)Litigation. Except for matters disclosed in Appendix II or disclosed in the Borrower’s securities law filings, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or threatened against or affecting an Obligor that has had or would reasonably be expected to have a material adverse effect on its business or operations, nor, to the knowledge of the Obligors, does there exist any basis therefor. Neither Obligor is subject to any judgment, order, writ, injunction or decree of any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had or would reasonably be expected to have a material adverse effect on its businesses or operations. None of the Obligors’ officers or directors is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality that has had or would reasonably be expected to have a material adverse effect on its businesses or operations.
(h)Non-Defaults. Except for matters disclosed in Appendix II or disclosed in the Borrower’s securities law filings, neither Obligor is in material default in the performance or observance of any obligation with respect to any order, writ, injunction or decree of any court of any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, would constitute, a material default under any of the foregoing, in each case that would reasonably be expected to have a material adverse effect on their businesses or operations. Upon the execution of the Note, the Borrower will not be in material breach of any term of any of the Loan Documents nor will any Default be presently occurring, which, in either

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event, if not cured pursuant to the terms of the Note, would materially and adversely impair the Borrower’s ability to perform its obligations under the Note.
(i)Taxes. The Obligors have filed all federal, state and material local or foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects and have paid all taxes pursuant to such returns or pursuant to any assessments received by it (other than any amounts which they are disputing in good faith) and has withheld all amounts which it is obligated to withhold from amounts owing to any employee, creditor or third party. No material deficiency assessment with respect to or proposed adjustment of the Obligors’ federal, state, county or local taxes is pending or, to their knowledge, threatened. There is no tax lien, whether imposed by any federal, provincial, state, county or local taxing authority, outstanding against the assets, properties or business of either Obligor.
(j)Compliance with Laws; Environmental Matters, Licenses, Etc. Except for matters disclosed in Appendix II or disclosed in the Borrower’s securities law filings, the Obligors have not received any notice of any violation of, or noncompliance with, any federal, provincial, state, local or foreign laws, ordinances, regulations or orders (including, without limitation, those relating to all applicable federal, provincial, state and local insurance laws, rules and regulations, environmental protection, occupational safety and health (“Notice of Violation”) applicable to their businesses, the violation of, or noncompliance with which, would have a material adverse effect on such business or operations. The Obligors have all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, “Governmental Licenses”) required for the operation of its businesses and the use of its properties where the failure to obtain or possess such license or permit would have a material adverse effect on such businesses.
(k)Authorization. The execution and delivery of the Note and the other Loan Documents to which each Obligor is a party have been duly authorized by all requisite corporate action or limited liability company action, as the case may be, and when so executed and delivered, the Note and the other Loan Documents will constitute the valid and binding obligations of such Obligor, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.
(l)Non-Contravention Etc. The execution, delivery and performance of the terms of the Note and the other Loan Documents will not (i) violate any provision of law or statute or any order of any court or other agency of government binding on the Obligors, in each case, which would cause a material adverse effect on the Obligors; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under any material agreement, or, other than with respect to any Lien created in favor of Holder, Auramet Trading, LLC or any of their respective affiliates, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Obligors.
(m)Insurance. All insurable assets and properties of the Obligors are insured against all risks usually insured against by persons owning or operating similar properties and assets in the localities where such properties or assets are located, through insurance

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policies all of which are in full force and effect. Each of the insurance policies referred to in this section is issued by an insurer of recognized responsibility, and the Obligors have not received any notice or threat of the cancellation or nonrenewal of any such policy.
(n)No Consent. No permit, consent, approval, authorization, order or filing with any court or governmental authority is required in connection with the issuance of the Note, except for (i) recordations or filings necessary to perfect any security interests granted pursuant to the Loan Documents, (ii) any application required to be submitted to complete the transactions contemplated by the Fee Letter; and (iii) and filings required to be submitted to the U.S. Securities and Exchange Commission with respect to the transactions contemplated by this Note.
(o)Employee Relations. The Obligors are in material compliance with all applicable federal, provincial, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours and there are no pending investigations involving any of them. No collective bargaining agreement or modification thereof is currently being negotiated by the Borrower and no labor dispute with the employees of the Borrower exists, or is imminent.
(p)Coverage of Mortgage. Exhibit A to the Mortgage completely and accurately describes those certain patented claims that: (a) are located in the Borrower’s Lucerne starter mine on the west side of the Nevada State Route 342 that commenced production in September 2012 (the “Lucerne Mine”); (b) all real property on the opposite side of Nevada State Route 342 from the Lucerne Mine that the Borrower owns in fee simple and intends to mine pursuant to its current mine plan; and (c) all recent additions to the Lucerne Mine and any parcels containing resources from the Lucerne Mine along with the associated heap leach pad, crusher and Merrill-Crowe processing facility. Exhibit A excludes any real property owned or leased by Northern Comstock LLC and the area south of the Lucerne Mine, commonly known as the Dayton Resource Area, including the historic Dayton, Alhambra, Kossuth, Cherokee, and Metropolitan mines.

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Schedule 2
The Obligors covenant and agree that for so long as the Note is outstanding or any amounts remain due and payable to Holder hereunder, it shall observe and abide by each of the covenants and agreements contained in this Schedule 2, unless consented to in writing in advance by Holder or otherwise permitted hereunder.
1.1.    Merger, Consolidation and Disposition of Assets.
1.1.1.    Mergers and Acquisitions. Except for any holding company restructuring, without Holder’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed, the Obligors will not effect any merger or consolidation except that a subsidiary may merge or consolidate into another subsidiary and either subsidiary may merge or consolidate into the Borrower so long as the Borrower is the surviving entity.
1.1.2.    Disposition of Property. Without Holder’s prior written consent, which consent may not be unreasonably withheld, neither the Borrower nor the Subsidiary will sell, lease or otherwise dispose of any of the property, including any disposition of the property as part of a sale and leaseback transaction, to or in favor of any person, except for (i) sales of inventory made in the ordinary course (including, without limitation, pursuant to any installment, output requirement, offtake or similar agreement with respect to the sale of future production in the ordinary course), (ii) property valued at less than $50,000, (iii) arm’s length dispositions of equipment for cash and fair value that are no longer used or useful in the business of the Borrower or Subsidiary and (iv) sales by Borrower of its equity securities.
1.2.    Indebtedness. Other than the Indebtedness described on Appendix II or disclosed in the Borrower’s securities law filings, neither the Borrower nor the Subsidiary will create, incur, assume, or suffer to exist, any Indebtedness, except: (a) this Note (as the same may be extended, increased, renewed or refunded from time to time by mutual agreement of the parties); (b) Indebtedness and other obligations arising in the ordinary course of operations or business such as those in respect of business expense reimbursements, workers’ compensation claims, bid or performance bonds, reclamation or appeal bonds, surety bonds or letters of credit, leases or deferred purchase price of equipment, trade credit, endorsement of checks, and completion guarantees; (c) Indebtedness incurred or assumed for the purpose of financing the acquisition, construction or improvement of any business, property, equipment or assets (including capital leases) so long as recourse with respect to such Indebtedness is limited solely to such acquired, constructed or improved business, property, equipment or asset; (d) Indebtedness that is subordinated in favor of the Holder; (e) intercompany indebtedness between the Borrower and its subsidiaries; (f) and obligations, contingent or otherwise, existing or arising under any hedging or swap agreement, provided that such obligations are (or were) entered into with Holder, Auramet Trading or their respective affiliates in the ordinary course of business and not for speculative purposes and (g) Indebtedness incurred with Caterpillar Financial Services Corporation or its affiliates.
1.3.    Liens. Without the prior written consent of Holder, other than Permitted Liens, neither the Borrower nor Subsidiary will (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind (each of the foregoing, a “Lien”) upon any of its property, or upon the income or profits therefrom, except as otherwise permitted herein; transfer any of such property or the income or profits therefrom for the performance of any other obligation in

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priority to payment of its general creditors; or (ii) except with respect to Permitted Liens, acquire, or agree or have an option to acquire, any property upon conditional sale or other title retention or purchase money security agreement, device or arrangement. This provision shall not be read to prohibit a holding company restructuring, the sale or disposition of obsolete equipment or property, or other property not material to the operation and development of the Comstock Mine, so long as the same is done at arm’s length and in the ordinary course of the Obligors’ business.
1.4.    Restrictions on Investments. Without Holder’s prior written consent, the Borrower will not, and will not permit Subsidiary to make or permit to exist or to remain outstanding any Investment (as defined below) except Investments in: (a) cash equivalents; (b) short term indebtedness guaranteed by the United States government with a maturity not exceeding 6 months; (c) inventory purchased in the ordinary course of business; (d) Investments made in exchange solely for equity or (e) or Investments in real property adjacent to Borrower’s operation or reasonably close thereto to further the development of its mining business. For purposes of this Note, “Investment” means with respect to any Person, directly or indirectly, (a) the ownership, purchase or other acquisition of capital stock of any other Person or (b) the purchase or other acquisition, whether in one transaction or in a series of transactions, of all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person or (c) to guarantee Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case (excluding Indebtedness permitted to be incurred under Section 1.2) directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit, excluding deposits with financial institutions available for withdrawal on demand and prepaid expenses, accounts receivable and similar items created in the ordinary course of business.
1.5.    Distributions; Restricted Payments. Except for semiannual dividends payable with respect to the Borrower’s preferred stock, which shall not be made in cash when a Default has occurred and is continuing hereunder, the Borrower will not declare, pay or make any distribution on shares of its capital stock or apply any of its funds or property to the purchase, redemption or other retirement of any shares of its capital stock, or of any options to purchase or acquire any capital stock of the Borrower, without Holder’s prior written consent.
1.1.    Compliance with Environmental Laws. The Obligors will act at all times in compliance with environmental laws, except where the failure of such compliance would not be reasonably likely to have a material adverse effect on the Borrower’s business or operations.
1.2.    Business Activities. Without the prior written consent of Holder, which consent may be given or denied at Holder’s sole discretion, neither the Borrower nor the Subsidiary will engage directly or indirectly (whether through subsidiaries or otherwise) in any type of business other than the businesses presently or currently planned to be conducted by them and in related lines of businesses.
1.3.    Transactions with Affiliates. Excluding any relationships, arrangements or agreements existing on the date hereof and disclosed in the Borrower’s securities law filings,

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the Borrower will not (without the prior written consent of Holder, which consent may be given or denied at Holder’s sole discretion), other than in the Borrower’s ordinary course of business, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any person in which any such Affiliate has a substantial interest or is an officer, director, partner, member or trustee on terms more favorable to such Person than would have been obtainable on an arm’s‑length basis in the ordinary course of business. As used herein, the term “Affiliate” means any person that is controlled by or is under common control with such controlling person. As used in the prior sentence, the term “control” means the power to vote 50% or more of any class of voting securities of such person or to direct or cause the direction of the management or policies of such Person.
1.4.    Conflicting Agreements. Without the prior written consent of Holder, which consent may be given or denied at Holder’s sole discretion, neither of the Obligors will enter into any amendment or other modification of material agreements that could reasonably be expected to adversely affect Holder; in addition, neither of the Obligors will enter into any amendment or other modification to any other currently existing contractual obligation, which by its terms materially impairs the ability of the Borrower to (a) repay the Advance or Subsequent Draw, or (b) fully satisfy all of its obligations hereunder, without the prior written consent of Holder, which consent may be given or denied at Holder’s sole discretion.
1.5.        Financial Statements. Not later than 45 days following the end of each fiscal quarter (excluding the last fiscal quarter of each fiscal year) and 60 days following the end of each fiscal year, while this Note is outstanding, the Obligors shall deliver to Holder quarterly or annual financial statements (including statements of cash flow), as the case may be, of the Borrower and its consolidated subsidiaries substantially prepared in accordance with generally accepted accounting practices, except for normal recurring year-end adjustments provided that so long as such documentation is publicly available at such times it shall be deemed to be delivered for purposes of this covenant; provided, that for purposes of this Note, the posting of such financial statements on the website of the Securities and Exchange Commission shall constitute delivery.
1.6.    Monthly Financial Statements and Operating Reports. Within thirty (30) days following the end of each month while this Note is outstanding, the Obligors shall deliver to Holder: internally prepared, unaudited monthly financial statements of the Obligors, so long as Holder shall agree to maintain such financial statement confidentially pursuant to a non-disclosure agreement acceptable to Comstock; and an operating report describing the status of operations for the Comstock Mine.
1.12.    Minimum Liquidity Balance. The Borrower shall, at all times maintain a minimum Liquidity Balance (as defined below) of $1,000,000. “Liquidity Balance” means the Borrower’s balance of cash and cash equivalents, including short term certificates of deposits and US Treasury bills and notes, plus 90% of the value of any gold/silver dore that has been picked up by a secured carrier but not yet paid for, as of any date of determination. If at any time the Borrower fails to maintain a minimum Liquidity Balance of $1,000,000 (a “Liquidity Failure”), the Borrower shall immediately notify Holder of such Liquidity

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Failure and shall cure such Liquidity Failure within 7 days from the date that the Holder is provided notification of such Liquidity Failure.
1.13    Notification as to Certain Events. The Obligors shall notify Holder if the Obligors become aware of any event that has or would reasonably be expected to have a material adverse effect on the Obligors’ business or operations with respect to their property or the Obligors’ ability to perform its obligations under the Note. The Obligors shall notify Holder immediately of all correspondence relating to a material event, or material problem or alleging an event of default or an event which would become a Default if not corrected.
1.14    Maintenance of Required Approvals and Consents; Compliance with Laws. The Obligors will take all action necessary to maintain all approvals and consents necessary with respect to the operation of their respective businesses, except where the failure to maintain such approvals and consents could not reasonably be expected to have a material adverse effect on such businesses or operations. The Obligors shall comply in all material respects with all applicable laws with respect to the operation of their businesses.
1.15    Inspection of Assets and Operations. Permit representatives of the Holder to inspect the Borrower’s operations and for that purpose to enter on Borrower’s property during reasonable business hours and upon reasonable notice; provided, however, if a Default has occurred and is continuing, the foregoing limitation with respect to reasonable business hours and reasonable notice shall not apply.

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EXHIBIT 10.2
PLEDGE AGREEMENT
This PLEDGE AGREEMENT (this “Pledge Agreement”) is made as of February 11, 2014, by and between COMSTOCK MINING INC., a corporation organized and existing under the laws of Nevada (the “Pledgor”), and AURAMET INTERNATIONAL, LLC, a limited liability company organized under the laws of Puerto Rico (“Holder”).
RECITALS
WHEREAS, the Pledgor owns 100% of the outstanding Shares (as defined below) of the Issuer (defined below);
WHEREAS, it is a condition precedent to the Holder making any loans to the Pledgor under that certain Secured Promissory Note and Guaranty, dated on or about the date hereof (the “Note”), that the Pledgor execute and deliver to the Holder this Pledge Agreement;
WHEREAS, the Pledgor wishes to pledge and grant a security interest in favor of the Holder as herein provided.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS
1.Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Note. Terms used herein and not defined in the Note or otherwise defined herein that are defined in the UCC have such defined meanings therein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicated or requires, and the following terms shall have the following meanings:
“Issuer” means Comstock Mining LLC, a limited liability company organized and existing under the laws of Nevada.
“Pledged Collateral” is defined in Section 2.1.
“Pledged Shares” means all Shares of the Issuer now owned or after acquired by Pledgor.
“Shares” means shares of limited liability company membership units.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Holder in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
2.    Pledge of Shares, etc.
2.1.    Pledge of Shares. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all the Obligations, the Pledgor hereby pledges, assigns, grants a security interest in all of the following (collectively, the “Pledged Collateral”):

(a)    all of the Shares of the Issuer of every class owned or held by Pledgor;
(b)    (i) all payments or distributions whether in cash, property or otherwise, at any time owing or payable to the Pledgor on account of its interest as a member in the Issuer; (ii) all of such Pledgor’s rights and interests under the operating agreement, including all voting and management rights and all rights to grant or withhold consents or approvals; (iii) all of Pledgor’s rights of access and inspection to and use of all books and records of the Issuer; (iv) all other rights, interests, property or claims to which the Pledgor may be entitled in its capacity as a member of the Issuer; and (v) all proceeds of any of the foregoing;
(c)    all additional Shares of the Issuer from time to time acquired by Pledgor, and any certificates, if applicable, representing such additional Shares; and
(d)    all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares.
2.2.    Waiver of Certain Operating Agreement Provisions. The Pledgor irrevocably waives any and all of its rights under those provisions of the operating agreement of the Issuer and the laws under which the Issuer has been organized, that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any security interest or lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such security interest or lien or (b) otherwise conflict with the terms of this Pledge Agreement. To the extent that this provision is inconsistent with the terms of the operating agreement, such operating agreement shall be deemed to be amended so as to be consistent with the terms of this Section 2.2. The Pledgor irrevocably consents to the grant of the security interest provided for herein and to the Holder or its nominee becoming a member in such limited liability company (including succeeding to any management rights appurtenant thereto), pursuant to a disposition thereof in connection with (or in lieu of) an exercise of remedies pursuant to Section 8 hereof; provided that such successor member then agrees in writing to be bound by, and a party to, the operating agreement.
3.    Security for Obligations. This Pledge Agreement and the security interest in and pledge of the Pledged Collateral hereunder are made with and granted to the Holder as security for the payment and performance in full of all the Obligations.
4.    Distributions Paid to Holder. Any sums or other property paid or distributed upon or with respect to any of the Pledged Shares, whether by dividend or redemption or upon the liquidation or dissolution of the Issuer thereof or otherwise, shall, except to the limited extent provided in Section 7, be paid over and delivered to the Holder to be held by the Holder as security for the payment and performance in full of all of the Obligations. Pursuant to the recapitalization or reclassification of the capital of the Issuer thereof or pursuant to the reorganization thereof, in the event that any distribution of capital shall be made on or in respect of any of the Pledged Shares or any property shall, except to the limited extent provided in Section 7, be distributed upon or with respect to any of the Pledged Shares, the property so distributed shall be delivered to the Holder to be held by the Holder as security for the Obligations. Except to the limited extent provided in Section 7 all sums of money and property paid or distributed in respect of the Pledged Shares, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by a Pledgor shall, until paid or delivered to the Holder, be held in trust for the Holder as security for the payment and performance in full of all of the Obligations.
5.    Representations and Warranties. The Pledgor hereby represents and warrants that:
(a)    Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Pledged Shares, subject to no pledges, Liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Pledge Agreement;

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(b)    each Pledged Share is validly issued, fully paid and non-assessable (or the equivalent thereof, as applicable);
(c)    no Pledged Shares are evidenced by any certificate unless such certificate, together with a duly executed transfer power or other instrument of transfer (each in form and substance satisfactory to the Holder) duly executed in blank, has been delivered to the Holder;
(d)    as of the Closing Date, no Shares of the Issuer held and owned by Pledgor are represented by certificates; and
(e)    the pledge, grant of a security interest in, and delivery of the Pledged Collateral owned by such Pledgor pursuant to this Pledge Agreement will create a valid first priority Lien on and in the Pledged Collateral owned by such Pledgor, and the proceeds thereof, securing the payment and performance of the Obligations.
6.    Covenants. So long as the Holder has any commitment under the Note or any Obligation under and as defined in the Note remains outstanding, the Pledgor covenants and agrees that such Pledgor:
(a)    will not (i) sell, transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral (or any part thereof or interest therein) except with the prior written consent of the Holder, (ii) create or permit to exist any Lien or encumbrance upon or with respect to any of the Pledged Collateral other than the Lien in favor of the Holder hereto or (iii) amend or permit to be amended in any respect the articles of organization and the operating agreement of Issuer in the event such change would be adverse to the Holder. If any Pledged Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 6, the security interest of the Holder shall continue in the Pledged Collateral notwithstanding such sale, transfer or other disposition, and Pledgor will deliver any proceeds thereof to the Holder to be held as Pledged Collateral hereunder (it is acknowledged and agreed that the delivery of any such proceeds shall not be deemed a waiver of any Default arising as a result of the sale, transfer or other disposal of the Pledged Collateral in violation of this Section 6).
(b)    shall, at the Pledgor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such actions as the Holder from time to time may reasonably request in order to ensure to Holder the benefits of the Lien in and to the Pledged Collateral intended to be created by this Pledge Agreement.
(c)    shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of the Holder thereon against the claim of any other Person.
(d)    will not permit Article 8 of the UCC of any applicable jurisdiction to govern the Pledged Shares of such Issuer and shall not permit the Pledged Shares of such Issuer to be certificated or otherwise evidenced by a “security certificate” (as that term is used in Article 8 of the UCC) unless in each case such Pledgor delivers such security certificate, together with a duly executed transfer power or other instrument of transfer (in form and substance satisfactory to the Holder) executed in blank, promptly (but in any event within one Business Day after receipt thereof) to the Holder or otherwise causes the Holder’s security interest therein to be perfected by “control” under the UCC.
(e)    will not permit or authorize the issuance of additional Shares unless upon the issuance of such Shares, such Shares shall be pledged pursuant to the terms of this Agreement and the Pledgor shall immediately (i) deliver to the Holder a duly executed Pledge Agreement Supplement, in form and substance satisfactory to the Holder, identifying such additional Shares, and (ii) deliver or otherwise cause the transfer of such additional Shares (including any certificates

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and duly executed transfer powers or other instruments of transfer executed in blank and in form and substance satisfactory to the Holder) to the Holder.
7.    Dividends, Voting, etc., Prior to Maturity. So long as no Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends or other distributions paid in respect of the Pledged Shares, to vote the Pledged Shares and to give consents, waivers and ratifications in respect of the Pledged Shares; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would impair any of the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of the Note or any of the other Loan Documents. All such rights of the Pledgor to receive cash dividends or other distributions shall cease so long as a Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Pledged Shares shall, at the Holder’s option, as evidenced by the Holder’s notifying the Pledgor of such election, cease for so long as a Default shall have occurred and be continuing.
8.    Remedies.
8.1.    In General. If a Default shall have occurred and be continuing, the Holder shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Holder deems expedient:
(a)    if the Holder so elects and gives notice of such election to the Pledgor, the Holder may vote any or all shares of the Pledged Shares (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Holder so elects, for the liquidation of the assets of the Issuer thereof, and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Holder the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to do so);
(b)    the Holder may demand, sue for, collect or make any compromise or settlement the Holder deems suitable in respect of any Pledged Collateral;
(c)    the Holder may sell, resell, assign and deliver, or otherwise dispose of any or all of the Pledged Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Holder thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;
(d)    the Holder may cause all or any part of the Pledged Shares to be transferred into its name or the name of its nominee or nominees;
(e)    if the Holder so elects and gives notice of such election to the Pledgor, the Holder may exercise all membership rights, powers and privileges to the same extent as the Pledgor is entitled to exercise such rights, powers and privileges; and
(f)    the Holder may set off or otherwise apply or credit against the Obligations any and all sums deposited with it or held by it.
8.2.    Sale of Pledged Collateral. In the event of any sale or other disposition of the Pledged Collateral as provided in clause (c) of Section 8.1 and to the extent that any notice thereof is required to be given by law, the Holder shall give to the Pledgor at least ten (10) Business Days’ prior authenticated notice of the time and place of any public sale or other disposition of the Pledged

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Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that ten (10) Business Days’ prior authenticated notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Holder may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Holder may buy or otherwise acquire any part or all of the Pledged Collateral at any public sale or other disposition and if any part or all of the Pledged Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Holder may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means. The Holder may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, travel and all other expenses which may be incurred by the Holder in attempting to collect the Obligations or to enforce this Pledge Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Pledge Agreement, and then to the Obligations in such order or preference as the Holder may determine after proper allowance for Obligations not then due. Only after such applications, and after payment by the Holder of any amount required by Section 9-608(a)(1)(C) or Section 9-615(a)(3) of the UCC, need the Holder account to the Pledgor for any surplus.
8.3.    Private Sales. The Pledgor recognizes that the Holder may be unable to effect a public sale or other disposition of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933 (the “Securities Act”), federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Holder shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the Issuer would agree to do so. Subject to the foregoing, the Holder agrees that any sale of the Pledged Shares shall be made in a commercially reasonable manner, and the Pledgor agrees to use its best efforts to cause the Issuer of the Pledged Shares contemplated to be sold, to execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all at such Pledgor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Holder, advisable to exempt such Pledged Shares from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Holder, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor further agrees to use its best efforts to cause the Issuer to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Holder shall designate and, if required, to cause the Issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
8.4.    Pledgor’s Agreements, etc. The Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Pledged Shares pursuant to this Section 8 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or “Blue Sky” laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor’s expense;

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provided however Pledgor is not required to register the sale of Pledged Shares with the Securities and Exchange Commission under the Securities Act. The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Holder that the Holder has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against such Pledgor by the Holder and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
9.    Pledgor’s Obligations Not Affected; Waiver of Suretyship Defenses. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Holder of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Pledge Agreement); (b) any amendment to or modification of the Note, the other Loan Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Pledge Agreement) securing any of the Obligations, including, without limitation, any of the Security Agreements; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing, the Pledgor hereby generally waiving all suretyship defenses to the extent applicable.
10.    Further Assurances. The Pledgor will do all such acts, and will furnish to the Holder all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Holder may reasonably request from time to time in order to give full effect to this Pledge Agreement and to secure the rights of the Holder hereunder, all without any cost or expense to the Holder. The Pledgor hereby irrevocably authorizes the Holder at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as the Pledged Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. The Pledgor agrees to furnish any such information to the Holder promptly upon request.
11.    No Waiver, etc. Neither this Pledge Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Pledge Agreement and to the provisions so modified or limited, and executed by the Holder and the Pledgor. No act, failure or delay by the Holder shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Holder of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Note).
12.    Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 11(f) of the Note.
13.    Termination. The security interest created hereunder shall terminate when the Obligations of the Pledgor under the Note have been fully satisfied, at which time the Holder shall execute and deliver to Pledgor, or to such person or persons as Pledgor shall reasonably designate, all UCC termination statements and similar documents prepared by Pledgor at its expense which Pledgor shall reasonably request to evidence such termination. If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by the Pledgor in a transaction permitted by the Note, then the Holder, at the request and sole expense of the Pledgor,

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shall execute and deliver to Pledgor all releases or other documents reasonably necessary or desirable for the release of the liens created hereby on the Pledged Collateral.
14.    Overdue Amounts. Until paid, all amounts due and payable by the Pledgors hereunder shall be a debt secured by the Pledged Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Note.
15.    Governing Law. This Pledge Agreement shall be governed by the laws of the State of New York.
16.    Miscellaneous. The headings of each section of this Pledge Agreement are for convenience only and shall not define or limit the provisions thereof. This Pledge Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and its respective successors and assigns, and shall inure to the benefit of the Holder and its respective successors and assigns. If any term of this Pledge Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Pledge Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Pledge Agreement.This Pledge Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and those counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Pledge Agreement by telecopy or by email, in pdf format, shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

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IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Holder have caused this Pledge Agreement to be executed as of the date first above written.

Pledgor: PLEDGOR: COMSTOCK MINING INC. By: __/s/ Corrado De Gasperis__ Name: Corrado De Gasperis

HOLDER: AURAMET INTERNATIONAL, LLC By: /s/ Justin M. Sullivan Name: Justin M. Sullivan

The undersigned Issuer hereby joins in the above Pledge Agreement for the sole purpose of consenting to and being bound by the provisions of Section 4, Section 7 and Section 8 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Holder and the Pledgor in carrying out such provisions.

ISSUER: COMSTOCK MINING LLC By: __/s/ Corrado De Gasperis__ Name: Corrado De Gasperis

Schedule 2
The Obligors covenant and agree that for so long as the Note is outstanding or any amounts remain due and payable to Holder hereunder, it shall observe and abide by each of the covenants and agreements contained in this Schedule 2, unless consented to in writing in advance by Holder or otherwise permitted hereunder.
Merger, Consolidation and Disposition of Assets.
1.1 Mergers and Acquisitions. Except for any holding company restructuring, without Holder’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed, the Obligors will not effect any merger or consolidation except that a subsidiary may merge or consolidate into another subsidiary and either subsidiary may merge or consolidate into the Borrower so long as the Borrower is the surviving entity.
1.11 Disposition of Property. Without Holder’s prior written consent, which consent may not be unreasonably withheld, neither the Borrower nor the Subsidiary will sell, lease or otherwise dispose of any of the property, including any disposition of the property as part of a sale and leaseback transaction, to or in favor of any person, except for (i) sales of inventory made in the ordinary course (including, without limitation, pursuant to any installment, output requirement, offtake or similar agreement with respect to the sale of future production in the ordinary course), (ii) property valued at less than $50,000, (iii) arm’s length dispositions of equipment for cash and fair value that are no longer used or useful in the business of the Borrower or Subsidiary and (iv) sales by Borrower of its equity securities.
1.2 Indebtedness. Other than the Indebtedness described on Appendix II or disclosed in the Borrower’s securities law filings, neither the Borrower nor the Subsidiary will create, incur, assume, or suffer to exist, any Indebtedness, except: (a) this Note (as the same may be extended, increased, renewed or refunded from time to time by mutual agreement of the parties); (b) Indebtedness and other obligations arising in the ordinary course of operations or business such as those in respect of business expense reimbursements, workers’ compensation claims, bid or performance bonds, reclamation or appeal bonds, surety bonds or letters of credit, leases or deferred purchase price of equipment, trade credit, endorsement of checks, and completion guarantees; (c) Indebtedness incurred or assumed for the purpose of financing the acquisition, construction or improvement of any business, property, equipment or assets (including capital leases) so long as recourse with respect to such Indebtedness is limited solely to such acquired, constructed or improved business, property, equipment or asset; (d) Indebtedness that is subordinated in favor of the Holder; (e) intercompany indebtedness between the Borrower and its subsidiaries; (f) and obligations, contingent or otherwise, existing or arising under any hedging or swap agreement, provided that such obligations are (or were) entered into with Holder, Auramet Trading or their respective affiliates in the ordinary course of business and not for speculative purposes and (g) Indebtedness incurred with Caterpillar Financial Services Corporation or its affiliates.
1.3 Liens. Without the prior written consent of Holder, other than Permitted Liens, neither the Borrower nor Subsidiary will (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind (each of the foregoing, a “Lien”) upon any of its property, or upon the income or profits therefrom, except as otherwise permitted herein; transfer any of such property or the income or profits therefrom for the performance of any other obligation in

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priority to payment of its general creditors; or (ii) except with respect to Permitted Liens, acquire, or agree or have an option to acquire, any property upon conditional sale or other title retention or purchase money security agreement, device or arrangement. This provision shall not be read to prohibit a holding company restructuring, the sale or disposition of obsolete equipment or property, or other property not material to the operation and development of the Comstock Mine, so long as the same is done at arm’s length and in the ordinary course of the Obligors’ business.
1.4 Restrictions on Investments. Without Holder’s prior written consent, the Borrower will not, and will not permit Subsidiary to make or permit to exist or to remain outstanding any Investment (as defined below) except Investments in: (a) cash equivalents; (b) short term indebtedness guaranteed by the United States government with a maturity not exceeding 6 months; (c) inventory purchased in the ordinary course of business; (d) Investments made in exchange solely for equity or (e) or Investments in real property adjacent to Borrower’s operation or reasonably close thereto to further the development of its mining business. For purposes of this Note, “Investment” means with respect to any Person, directly or indirectly, (a) the ownership, purchase or other acquisition of capital stock of any other Person or (b) the purchase or other acquisition, whether in one transaction or in a series of transactions, of all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person or (c) to guarantee Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case (excluding Indebtedness permitted to be incurred under Section 1.2) directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit, excluding deposits with financial institutions available for withdrawal on demand and prepaid expenses, accounts receivable and similar items created in the ordinary course of business.
1.5.    Distributions; Restricted Payments. Except for semiannual dividends payable with respect to the Borrower’s preferred stock, which shall not be made in cash when a Default has occurred and is continuing hereunder, the Borrower will not declare, pay or make any distribution on shares of its capital stock or apply any of its funds or property to the purchase, redemption or other retirement of any shares of its capital stock, or of any options to purchase or acquire any capital stock of the Borrower, without Holder’s prior written consent.
1.6 Compliance with Environmental Laws. The Obligors will act at all times in compliance with environmental laws, except where the failure of such compliance would not be reasonably likely to have a material adverse effect on the Borrower’s business or operations.
1.7 Business Activities. Without the prior written consent of Holder, which consent may be given or denied at Holder’s sole discretion, neither the Borrower nor the Subsidiary will engage directly or indirectly (whether through subsidiaries or otherwise) in any type of business other than the businesses presently or currently planned to be conducted by them and in related lines of businesses.
1.8 Transactions with Affiliates. Excluding any relationships, arrangements or agreements existing on the date hereof and disclosed in the Borrower’s securities law filings,

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the Borrower will not (without the prior written consent of Holder, which consent may be given or denied at Holder’s sole discretion), other than in the Borrower’s ordinary course of business, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any person in which any such Affiliate has a substantial interest or is an officer, director, partner, member or trustee on terms more favorable to such Person than would have been obtainable on an arm’s‑length basis in the ordinary course of business. As used herein, the term “Affiliate” means any person that is controlled by or is under common control with such controlling person. As used in the prior sentence, the term “control” means the power to vote 50% or more of any class of voting securities of such person or to direct or cause the direction of the management or policies of such Person.
1.9 Conflicting Agreements. Without the prior written consent of Holder, which consent may be given or denied at Holder’s sole discretion, neither of the Obligors will enter into any amendment or other modification of material agreements that could reasonably be expected to adversely affect Holder; in addition, neither of the Obligors will enter into any amendment or other modification to any other currently existing contractual obligation, which by its terms materially impairs the ability of the Borrower to (a) repay the Advance or Subsequent Draw, or (b) fully satisfy all of its obligations hereunder, without the prior written consent of Holder, which consent may be given or denied at Holder’s sole discretion.
1.10 Financial Statements.Not later than 45 days following the end of each fiscal quarter (excluding the last fiscal quarter of each fiscal year) and 60 days following the end of each fiscal year, while this Note is outstanding, the Obligors shall deliver to Holder quarterly or annual financial statements (including statements of cash flow), as the case may be, of the Borrower and its consolidated subsidiaries substantially prepared in accordance with generally accepted accounting practices, except for normal recurring year-end adjustments provided that so long as such documentation is publicly available at such times it shall be deemed to be delivered for purposes of this covenant; provided, that for purposes of this Note, the posting of such financial statements on the website of the Securities and Exchange Commission shall constitute delivery.
1.11 Monthly Financial Statements and Operating Reports.Within thirty (30) days following the end of each month while this Note is outstanding, the Obligors shall deliver to Holder: internally prepared, unaudited monthly financial statements of the Obligors, so long as Holder shall agree to maintain such financial statement confidentially pursuant to a non-disclosure agreement acceptable to Comstock; and an operating report describing the status of operations for the Comstock Mine.
1.12.    Minimum Liquidity Balance. The Borrower shall, at all times maintain a minimum Liquidity Balance (as defined below) of $1,000,000. “Liquidity Balance” means the Borrower’s balance of cash and cash equivalents, including short term certificates of deposits and US Treasury bills and notes, plus 90% of the value of any gold/silver dore that has been picked up by a secured carrier but not yet paid for, as of any date of determination. If at any time the Borrower fails to maintain a minimum Liquidity Balance of $1,000,000 (a “Liquidity Failure”), the Borrower shall immediately notify Holder of such Liquidity

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Failure and shall cure such Liquidity Failure within 7 days from the date that the Holder is provided notification of such Liquidity Failure.
1.13    Notification as to Certain Events. The Obligors shall notify Holder if the Obligors become aware of any event that has or would reasonably be expected to have a material adverse effect on the Obligors’ business or operations with respect to their property or the Obligors’ ability to perform its obligations under the Note. The Obligors shall notify Holder immediately of all correspondence relating to a material event, or material problem or alleging an event of default or an event which would become a Default if not corrected.
1.14    Maintenance of Required Approvals and Consents; Compliance with Laws. The Obligors will take all action necessary to maintain all approvals and consents necessary with respect to the operation of their respective businesses, except where the failure to maintain such approvals and consents could not reasonably be expected to have a material adverse effect on such businesses or operations. The Obligors shall comply in all material respects with all applicable laws with respect to the operation of their businesses.
1.15    Inspection of Assets and Operations. Permit representatives of the Holder to inspect the Borrower’s operations and for that purpose to enter on Borrower’s property during reasonable business hours and upon reasonable notice; provided, however, if a Default has occurred and is continuing, the foregoing limitation with respect to reasonable business hours and reasonable notice shall not apply.

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Appendix I

Repayment Date	Principal Amount of Repayment (excluding any Subsequent Draw Repayments)
August 8, 2014	USD$357,143.00
August 20, 2014	USD$357,143.00
September 3, 2014	USD$357,143.00
September 17, 2014	USD$357,143.00
October 1, 2014	USD$357,143.00
October 15, 2014	USD$357,143.00
October 29, 2014	USD$357,143.00
November 12, 2014	USD$357,143.00
November 26, 2014	USD$357,143.00
December 10, 2014	USD$357,143.00
December 24, 2014	USD$357,143.00
January 7, 2015	USD$357,143.00
January 21, 2015	USD$357,143.00
February 6, 2015	USD$357,143.00

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EXHIBIT 10.3
GENERAL SECURITY AGREEMENT
1.     SECURITY INTEREST
(a)     For value received, Comstock Mining Inc. (the “Debtor”), hereby grants to Auramet International, LLC (“Secured Party”) a security interest (the “Security Interest”) in the undertaking of Debtor and in all of Debtor’s present and after acquired personal property including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities and all other Investment Property now owned or hereafter owned or acquired by or on behalf of Debtor (including such as may be returned to or repossessed by Debtor) and in all proceeds and renewals thereof, accretions thereto and substitutions therefor (hereinafter collectively called “Collateral”) and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Debtor:

(i)	all Inventory of whatever kind and wherever situated;

(ii)
all equipment (other than Inventory) of whatever kind and wherever situated, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(iii)
all Accounts and book debts and generally all debts, dues, claims, causes in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Debtor (“Debts”);

(iv)	all lists, records and files relating to Debtor’s customers;

(v)
all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(vi)	all contractual rights and insurance claims; and

(vii)
all patents, industrial designs, trade marks, trade secrets and know-how, including, without limitation, environmental technology and biotechnology, confidential information, trade names, goodwill, copyrights, and software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively “Intellectual Property”); and

(viii)	any and all future material contracts, including any mining exploration or development contracts, and refining and milling contracts, and all proceeds related thereto, and any renewals and amendments thereof.
Notwithstanding anything to the contrary in this Security Agreement, the Note (as defined below) or the Loan Documents (as defined in the Note), this Security Agreement shall not constitute a grant of a security interest in (and the Collateral shall not include) the Excluded Property (as defined below).
(b)    The Security Interest granted hereby shall not extend or apply to and Collateral shall not include the last day of the term of any lease or agreement therefore, but, upon the enforcement of the Security Interest, Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.
(c)    The terms “Goods”, “Chattel Paper”, “Document of Title”, “Instrument”, “Intangible”, “Security”, “Investment Property”, “proceed”, “Inventory”, “accession”, “Money”, “Account”, “financing statement” and “financing change statement” whenever used herein shall be interpreted pursuant to their respective meanings when used in “UCC”, the Uniform Commercial Code, as enacted in the State of New York, as amended from time to time, which Code, including amendments thereto and any Code substituted therefor and amendments thereto is herein referred to as the “UCC,” provided always that the term “Goods” when used herein shall not include “consumer goods” of Debtor as that term is defined in the “UCC.” Any reference herein to “Collateral” shall, unless the context otherwise requires, be deemed a reference to “Collateral or any part thereof”.
(d)    The term “Excluded Property” means (i) assets or property with respect to which pledges and security interests are prohibited by applicable law, rule or regulation for as long as such applicable law, rule or regulation includes such prohibition, (ii) assets or property subject to any lease, license or other agreement permitted by Section 1.3 of the Note (A) that prohibits or requires the consent of any person other than the Debtor and its affiliates as a condition to the creation by the Debtor of a lien or other encumbrance on such asset, which consent has not been obtained or (B) to the extent that a lien or other encumbrance thereon would give any other party thereto (other than the Debtor and its affiliates) a legally enforceable right to terminate such lease, license or other agreement and no waiver of such right has been obtained, and (iii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; in each case, with respect to the foregoing clauses (i), (ii) and (iii), the assets, properties or other rights or interests contemplated therein shall constitute “Excluded Property” only to the extent, and for as long as, the prohibition or restriction applicable to such asset, property, right or interest is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, rule or regulation.
2.    INDEBTEDNESS SECURED
The Security Interest granted hereby secures the Obligations under and as defined in the Secured Promissory Note and Guaranty dated February 10, 2014 (the “Note”), among the Debtor, Secured Party and Comstock Mining LLC.
3.    REPRESENTATIONS AND WARRANTIES OF DEBTOR

Debtor represents and warrants and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant that:

(a)
the Collateral is owned by Debtor free of all security interests, mortgages, liens, claims, charges, licenses, leases, encumbrances or other adverse claims or interests (hereinafter collectively called “Encumbrances”), save for the Permitted Liens, the Security Interest and those Encumbrances shown on Schedule “A” or hereafter approved in writing by Secured Party, prior to their creation or assumption;

(b)	all Intellectual Property applications and registrations are valid and in good standing and Debtor is the owner of the applications and registrations;

(c)
each Debt, Chattel Paper and Instrument constituting Collateral is enforceable in all material respects in accordance with its terms against the party obligated to pay the same (the “Account Debtor”), and the amount represented by Debtor to Secured Party from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually owing by such Account Debtors, except for normal discounts and ordinary course accommodations and adjustments; and

(d)
the locations specified in Schedule “B” as to business operations and records are accurate and constitute all locations where any material business operations and records are kept and, with respect to material Goods (including Inventory) constituting Collateral, the locations specified in Schedule “B” are accurate save for Goods in transit to such locations and Inventory on lease or consignment; and all fixtures or Goods about to become fixtures and all minerals to be extracted which forms part of the Collateral will be situated at one of such locations.

(e)
the execution, delivery and performance of the obligations under this Security Agreement and the creation of any security interest in or assignment hereunder of Debtor’s rights in the Collateral to Secured Party will not result in a breach of any agreement to which Debtor is a party.

4.    COVENANTS OF THE DEBTOR
So long as this Security Agreement remains in effect, Debtor covenants and agrees:
(a)     to defend Collateral against the claims and demands of all other parties claiming the same or an interest therein in a commercially reasonable and prudent manner; to diligently initiate and prosecute legal action against all infringers of Debtor’s rights in Intellectual Property; to take all reasonable action to keep the Collateral free from all Encumbrances, except for the Security Interest, licenses which are compulsory under federal or provincial legislation, the Permitted Liens and those shown on Schedule “A” or hereafter approved in writing by Secured Party, prior to their creation or assumption, and not to sell, exchange, transfer, assign, lease, license or otherwise dispose of Collateral or any interest therein without the prior written consent of Secured Party not to be unreasonably withheld, delayed or conditioned; provided that, so long as a default is not continuing, Debtor may, in the ordinary course of Debtor’s business, sell or lease Inventory, equipment or other assets;
(b)    to notify Secured Party promptly of:

(i)	any change in the information contained herein or in the Schedules hereto relating to Debtor, Debtor’s business or Collateral,

(ii)	the details of any significant acquisition of Collateral,

(iii)	the details of any claims or litigation affecting Debtor or Collateral in which the maximum amount claimed or in controversy exceeds $10,000,

(iv)	any material loss or damage to Collateral in excess of $10,000 and not covered by insurance,

(v)	any default by any Account Debtor in payment or other performance of its obligations with respect to Collateral, and

(vi)	the return to or repossession by Debtor of Collateral;
(c)    to keep Collateral in good order, condition and repair, normal wear and tear excepted, and not to use Collateral in violation of the provisions of this Security Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance; to renew all agreements and registrations as may be necessary or desirable to protect Intellectual Property, unless otherwise agreed in writing by Secured Party; to apply to register all existing and future copyrights, trade-marks, patents, integrated circuit topographies and industrial designs whenever Debtor in its sole discretion determines it is commercially reasonable to do so;
(d)    to do, execute, acknowledge and deliver such financing statements, financing change statements and further assignments, transfers, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by Secured Party of or with respect to Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;
(e)     to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of Debtor or Collateral as and when the same become due and payable, except for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted;
(f)     to insure collateral in such amounts and against such risks as would customarily be insured by a prudent owner of similar Collateral, with loss payable to Secured Party and Debtor, as insureds, as their respective interests may appear, and to pay all premiums therfor and deliver copies of policies and evidence of renewal to Secured Party on request, and carry on and conduct the business of Debtor in a proper manner and so as to protect and preserve Collateral as may be commercially reasonable and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for Debtor’s business as well as accurate and complete records concerning Collateral, and mark any and material Collateral at Secured Party’s request so as to indicate the Security Interest;
(g)    to prevent Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;
(h)     to deliver to Secured Party from time to time promptly upon request:

(i)
any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral, to the extent necessary to perfect a security interest therein, except to the extent there is a Permitted Lien with priority to such security interest,

(ii)	copies of all policies and certificates of insurance relating to Collateral, and

(iii)	such information concerning Collateral, the Debtor and Debtor’s business and affairs as Secured Party may reasonably request.
5.     USE AND VERIFICATION OF COLLATERAL
Subject to compliance with Debtor’s covenants contained herein and Clause 7 hereof, Debtor may, until a default (as defined herein), possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of Debtor’s business in any manner not inconsistent with the provisions hereof; provided always that Secured Party shall have the right at any time and from time to time upon reasonable notice and during normal business hours and subject to reasonable safety procedures and requirements of Debtor, to verify the existence and state of the Collateral in any reasonable manner and Debtor agrees to furnish all reasonable assistance and information and to perform all such acts as Secured Party may reasonably request in connection therewith and for such purpose to grant to Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by Debtor.
6.     SECURITIES, INVESTMENT PROPERTY
If Collateral at any time includes Securities and a Default (as defined in the Note) shall have occurred and is continuing, Debtor authorizes Secured Party to transfer the same or any part thereof into its own name or that of its nominee(s) so that Secured Party or its nominee(s) may appear of record as the sole owner thereof.
Where any Investment Property is held in or credited to an account that has been established with a securities intermediary, Secured Party may, at any time after Default shall have occurred and is continuing, give a notice of exclusive control to any such securities intermediary with respect to such Investment Property.
7.     COLLECTION OF DEBTS
After a default under this Security Agreement, Secured Party may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on Collateral to Secured Party.
8.     DISPOSITION OF MONEY
Subject to any applicable requirements of the UCC, all Money collected or received by Secured Party pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied against the Obligations of Debtor under the Note in such manner as Secured Party deems best or, at the option of Secured Party, may be held unappropriated in a collateral account or released to Debtor, all without prejudice to the liability of Debtor or the rights of Secured Party hereunder, and any surplus shall be accounted for as required by law.
9.     EVENTS OF DEFAULT

The happening of any Default (as defined in the Note) shall constitute a default hereunder and is herein referenced to as “default.”
10.    ACCELERATION
Secured Party, in its sole discretion, may declare all or any part of the Note to be immediately due and payable, without demand or notice of any kind, if a default shall have occurred and be continuing.
11.     REMEDIES
At any time that a default has occurred and is continuing, Debtor acknowledges and agrees that Secured Party shall have the right to:
(a)     subject to any applicable law, including the UCC, take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof;
(b)    sell, license, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to Secured Party may seem reasonable;
(c)     have all rights and remedies of a secured party under the UCC in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party and in addition to any other rights Secured Party may have at law or in equity; provided, that Secured Party shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceedings for such purposes; provided, further that Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or proceeds and whether or not in Secured Party’s possession and shall not be liable or accountable for failure to do so;
(d)     take possession of Collateral under this clause (d) wherever it may be located and by any method permitted by law and Debtor agrees upon request from Secured Party to assemble and deliver possession of Collateral at such place or places as directed;
(e)     reimbursement for or payment of all costs, charges and expenses reasonably incurred by Secured Party, whether directly or for services rendered (including reasonable attorney fees), in operating Debtor’s accounts, in preparing or enforcing this Security Agreement, in taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting the Obligations of the Debtor under the Note and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by Secured Party, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby;
(f)     dispose of Collateral as provided hereunder in the manner required by the UCC after giving Debtor notice of the date, time and place of any public or private sale; and
(g)     after delivering written demand to Debtor and subject to any applicable law, including the UCC, require Debtor to take such further action as may be necessary to evidence and effect an assignment or licensing of Intellectual Property to whomever Secured Party directs (including to Secured Party) or appoint an officer, director or branch manager of Secured Party to be Debtor’s attorney in accordance with applicable legislation with full power of substitution and to do on Debtor’s behalf anything that is required to assign, license or transfer, and to record any assignment, license or transfer of the Collateral (this power of attorney, which is coupled with an interest, is irrevocable until the release or discharge of the Security Interest).
12.     MISCELLANEOUS
(a)     Debtor hereby acknowledges that Secured Party shall be entitled to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any permitted Encumbrances affecting Collateral or identifying the locations at which Debtor’s business is carried on and Collateral and records relating thereto are situated) as Secured Party may deem appropriate to perfect on an ongoing basis and continue the Security Interest.
(b)     Without limiting any other right of Secured Party, at any time that a default has occurred and is continuing, Secured Party may, in its sole discretion, set off against the Note any and all amounts then owed to Debtor by Secured Party in any capacity, whether or not due, and Secured Party shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on Secured Party’s records subsequent thereto.
(c)     Upon Debtor’s failure to perform any of its duties hereunder in any material respect, Secured Party may, but shall not be obligated to, perform any or all of such duties, and Debtor shall pay to Secured Party, forthwith upon written demand therefor, an amount equal to the expense incurred by Secured Party in so doing plus interest thereon from the date such expense is incurred until it is paid at a rate that is the lower of (i) 15% per annum or (ii) the highest rate allowable by applicable law.
(d)     Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with Debtor, debtors of Debtor, sureties and others and with Collateral and other security as Secured Party may see fit without prejudice to the liability of Debtor or Secured Party’s right to hold and realize the Security Interest. Furthermore, Secured Party may demand, collect and sue on Collateral in either Debtor’s or Secured Party’s name, at Secured Party’s option, and may endorse Debtor’s name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral.
(e)    No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to the Note shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, Secured Party may remedy any default by Debtor hereunder or with respect to the Note in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

(f)     Debtor waives protest of any Instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and, subject to Clause 11(g) hereof, notice of any other action taken by Secured Party.
(g)     This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. If more than one Debtor executes this Security Agreement the obligations of such Debtors hereunder shall be joint and several. This Security Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and those counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email, in pdf format, shall be effective as delivery of a manually executed counterpart of this Security Agreement.
(h)     Provided that Secured Party executes and delivers a non-disclosure agreement that is acceptable to Debtor and subject to such agreement, Secured Party may provide any financial and other information it has about Debtor, the Security Interest and the Collateral to anyone acquiring or may acquire an interest in the Security Interest or the Collateral from Secured Party or anyone acting on behalf of Secured Party.
(i)    Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.
(j)     Subject to the requirements of Clause 11(g) hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given, in the case of Secured Party, if delivered to it or sent by prepaid registered mail addressed to it at its address set forth in the Note or as changed pursuant thereto, and, in the case of Debtor, if delivered to it or if sent by prepaid registered mail addressed to it at its address set forth in the Note or as changed pursuant thereto. Either party may notify the other pursuant hereto of any change in such party’s principal address to be used for the purposes hereof.
(k)     The headings used in this Security Agreement are for convenience only and are not be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.
(l)     When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.
(m)     In the event any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.
(n)     Nothing herein contained shall in any way obligate Secured Party to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute indebtedness.

(o)    The Security Interest created hereby is intended to attach when this Security Agreement is signed by Debtor and delivered to Secured Party and the Note is executed, delivered and funded.
(p)     This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York.
(q)    The Security Interest created hereunder shall terminate when the Obligations of the Debtor under the Note have been fully satisfied, at which time Secured Party shall execute and deliver to Debtor, or to such person or persons as Debtor shall reasonably designate, all UCC termination statements and similar documents prepared by Debtor at its expense which Debtor shall reasonably request to evidence such termination. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Note, then Secured Party, at the request and sole expense of such Debtor, shall execute and deliver to Debtor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.
(r)    Debtor represents and warrants that the following information is accurate:
BUSINESS DEBTOR

NAME OF BUSINESS DEBTOR Comstock Mining Inc.
ADDRESS OF BUSINESS DEBTOR 1200 American Flat Road, PO Box 1118	CITY Virginia City	STATE Nevada	POSTAL CODE 89440

[Signature Page Follows]

IN WITNESS WHEREOF each of the parties hereto has executed this agreement on the 11th day of February, 2014.

AURAMET INTERNATIONAL, LLC By: __/s/ Justin Sullivan______
Name: Justin M. Sullivan
COMSTOCK MINING LLC By: __/s/ Corrado De Gasperis__ Name: Corrado De Gasperis

EXHIBIT 10.4
GENERAL SECURITY AGREEMENT
1.     SECURITY INTEREST
(a)     For value received, Comstock Mining LLC (the “Debtor”), hereby grants to Auramet International, LLC (“Secured Party”) a security interest (the “Security Interest”) in the undertaking of Debtor and in all of Debtor’s present and after acquired personal property including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities and all other Investment Property now owned or hereafter owned or acquired by or on behalf of Debtor (including such as may be returned to or repossessed by Debtor) and in all proceeds and renewals thereof, accretions thereto and substitutions therefor (hereinafter collectively called “Collateral”) and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Debtor:

(i)	all Inventory of whatever kind and wherever situated;

(ii)
all equipment (other than Inventory) of whatever kind and wherever situated, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(iii)
all Accounts and book debts and generally all debts, dues, claims, causes in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Debtor (“Debts”);

(iv)	all lists, records and files relating to Debtor’s customers;

(v)
all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(vi)	all contractual rights and insurance claims; and

(vii)
all patents, industrial designs, trade marks, trade secrets and know-how, including, without limitation, environmental technology and biotechnology, confidential information, trade names, goodwill, copyrights, and software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively “Intellectual Property”); and

(viii)	any and all future material contracts, including any mining exploration or development contracts, and refining and milling contracts, and all proceeds related thereto, and any renewals and amendments thereof.
Notwithstanding anything to the contrary in this Security Agreement, the Note (as defined below) or the Loan Documents (as defined in the Note), this Security Agreement shall not constitute a grant of a security interest in (and the Collateral shall not include) the Excluded Property (as defined below).
(b)    The Security Interest granted hereby shall not extend or apply to and Collateral shall not include the last day of the term of any lease or agreement therefore, but, upon the enforcement of the Security Interest, Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.
(c)    The terms “Goods”, “Chattel Paper”, “Document of Title”, “Instrument”, “Intangible”, “Security”, “Investment Property”, “proceed”, “Inventory”, “accession”, “Money”, “Account”, “financing statement” and “financing change statement” whenever used herein shall be interpreted pursuant to their respective meanings when used in “UCC”, the Uniform Commercial Code, as enacted in the State of New York, as amended from time to time, which Code, including amendments thereto and any Code substituted therefor and amendments thereto is herein referred to as the “UCC,” provided always that the term “Goods” when used herein shall not include “consumer goods” of Debtor as that term is defined in the “UCC.” Any reference herein to “Collateral” shall, unless the context otherwise requires, be deemed a reference to “Collateral or any part thereof”.
(d)    The term “Excluded Property” means (i) assets or property with respect to which pledges and security interests are prohibited by applicable law, rule or regulation for as long as such applicable law, rule or regulation includes such prohibition, (ii) assets or property subject to any lease, license or other agreement permitted by Section 1.3 of the Note (A) that prohibits or requires the consent of any person other than the Debtor and its affiliates as a condition to the creation by the Debtor of a lien or other encumbrance on such asset, which consent has not been obtained or (B) to the extent that a lien or other encumbrance thereon would give any other party thereto (other than the Debtor and its affiliates) a legally enforceable right to terminate such lease, license or other agreement and no waiver of such right has been obtained, and (iii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; in each case, with respect to the foregoing clauses (i), (ii) and (iii), the assets, properties or other rights or interests contemplated therein shall constitute “Excluded Property” only to the extent, and for as long as, the prohibition or restriction applicable to such asset, property, right or interest is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, rule or regulation.
2.     INDEBTEDNESS SECURED
The Security Interest granted hereby secures the Obligations under and as defined in the Secured Promissory Note and Guaranty dated February 10, 2014 (the “Note”), among the Debtor, Secured Party and Comstock Mining Inc.
3.     REPRESENTATIONS AND WARRANTIES OF DEBTOR

Debtor represents and warrants and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant that:

(a)
the Collateral is owned by Debtor free of all security interests, mortgages, liens, claims, charges, licenses, leases, encumbrances or other adverse claims or interests (hereinafter collectively called “Encumbrances”), save for the Permitted Liens, the Security Interest and those Encumbrances shown on Schedule “A” or hereafter approved in writing by Secured Party, prior to their creation or assumption;

(b)	all Intellectual Property applications and registrations are valid and in good standing and Debtor is the owner of the applications and registrations;

(c)
each Debt, Chattel Paper and Instrument constituting Collateral is enforceable in all material respects in accordance with its terms against the party obligated to pay the same (the “Account Debtor”), and the amount represented by Debtor to Secured Party from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually owing by such Account Debtors, except for normal discounts and ordinary course accommodations and adjustments; and

(d)
the locations specified in Schedule “B” as to business operations and records are accurate and constitute all locations where any material business operations and records are kept and, with respect to material Goods (including Inventory) constituting Collateral, the locations specified in Schedule “B” are accurate save for Goods in transit to such locations and Inventory on lease or consignment; and all fixtures or Goods about to become fixtures and all minerals to be extracted which forms part of the Collateral will be situated at one of such locations.

(e)
the execution, delivery and performance of the obligations under this Security Agreement and the creation of any security interest in or assignment hereunder of Debtor’s rights in the Collateral to Secured Party will not result in a breach of any agreement to which Debtor is a party.

4.     COVENANTS OF THE DEBTOR
So long as this Security Agreement remains in effect, Debtor covenants and agrees:
(a)     to defend Collateral against the claims and demands of all other parties claiming the same or an interest therein in a commercially reasonable and prudent manner; to diligently initiate and prosecute legal action against all infringers of Debtor’s rights in Intellectual Property; to take all reasonable action to keep the Collateral free from all Encumbrances, except for the Security Interest, licenses which are compulsory under federal or provincial legislation, the Permitted Liens and those shown on Schedule “A” or hereafter approved in writing by Secured Party, prior to their creation or assumption, and not to sell, exchange, transfer, assign, lease, license or otherwise dispose of Collateral or any interest therein without the prior written consent of Secured Party not to be unreasonably withheld, delayed or conditioned; provided that, so long as a default is not continuing, Debtor may, in the ordinary course of Debtor’s business, sell or lease Inventory, equipment or other assets;
(b)    to notify Secured Party promptly of:

(i)	any change in the information contained herein or in the Schedules hereto relating to Debtor, Debtor’s business or Collateral,

(ii)	the details of any significant acquisition of Collateral,

(iii)	the details of any claims or litigation affecting Debtor or Collateral in which the maximum amount claimed or in controversy exceeds $10,000,

(iv)	any material loss or damage to Collateral in excess of $10,000 and not covered by insurance,

(v)	any default by any Account Debtor in payment or other performance of its obligations with respect to Collateral, and

(vi)	the return to or repossession by Debtor of Collateral;
(c)    to keep Collateral in good order, condition and repair, normal wear and tear excepted, and not to use Collateral in violation of the provisions of this Security Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance; to renew all agreements and registrations as may be necessary or desirable to protect Intellectual Property, unless otherwise agreed in writing by Secured Party; to apply to register all existing and future copyrights, trade-marks, patents, integrated circuit topographies and industrial designs whenever Debtor in its sole discretion determines it is commercially reasonable to do so;
(d)    to do, execute, acknowledge and deliver such financing statements, financing change statements and further assignments, transfers, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by Secured Party of or with respect to Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;
(e)     to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of Debtor or Collateral as and when the same become due and payable, except for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted;
(f)     to insure collateral in such amounts and against such risks as would customarily be insured by a prudent owner of similar Collateral, with loss payable to Secured Party and Debtor, as insureds, as their respective interests may appear, and to pay all premiums therfor and deliver copies of policies and evidence of renewal to Secured Party on request, and carry on and conduct the business of Debtor in a proper manner and so as to protect and preserve Collateral as may be commercially reasonable and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for Debtor’s business as well as accurate and complete records concerning Collateral, and mark any and material Collateral at Secured Party’s request so as to indicate the Security Interest;
(g)    to prevent Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;
(h)     to deliver to Secured Party from time to time promptly upon request:

(i)
any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral, to the extent necessary to perfect a security interest therein, except to the extent there is a Permitted Lien with priority to such security interest,

(ii)	copies of all policies and certificates of insurance relating to Collateral, and

(iii)	such information concerning Collateral, the Debtor and Debtor’s business and affairs as Secured Party may reasonably request.
5.     USE AND VERIFICATION OF COLLATERAL
Subject to compliance with Debtor’s covenants contained herein and Clause 7 hereof, Debtor may, until a default (as defined herein), possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of Debtor’s business in any manner not inconsistent with the provisions hereof; provided always that Secured Party shall have the right at any time and from time to time upon reasonable notice and during normal business hours and subject to reasonable safety procedures and requirements of Debtor, to verify the existence and state of the Collateral in any reasonable manner and Debtor agrees to furnish all reasonable assistance and information and to perform all such acts as Secured Party may reasonably request in connection therewith and for such purpose to grant to Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by Debtor.
6.     SECURITIES, INVESTMENT PROPERTY
If Collateral at any time includes Securities and a Default (as defined in the Note) shall have occurred and is continuing, Debtor authorizes Secured Party to transfer the same or any part thereof into its own name or that of its nominee(s) so that Secured Party or its nominee(s) may appear of record as the sole owner thereof.
Where any Investment Property is held in or credited to an account that has been established with a securities intermediary, Secured Party may, at any time after Default shall have occurred and is continuing, give a notice of exclusive control to any such securities intermediary with respect to such Investment Property.
7.     COLLECTION OF DEBTS
After a default under this Security Agreement, Secured Party may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on Collateral to Secured Party.
8.     DISPOSITION OF MONEY
Subject to any applicable requirements of the UCC, all Money collected or received by Secured Party pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied against the Obligations of Comstock Mining Inc. under the Note in such manner as Secured Party deems best or, at the option of Secured Party, may be held unappropriated in a collateral account or released to Debtor, all without prejudice to the liability of Debtor or the rights of Secured Party hereunder, and any surplus shall be accounted for as required by law.
9.     EVENTS OF DEFAULT

The happening of any Default (as defined in the Note) shall constitute a default hereunder and is herein referenced to as “default.”
10.    ACCELERATION
Secured Party, in its sole discretion, may declare all or any part of the Note to be immediately due and payable, without demand or notice of any kind, if a default shall have occurred and be continuing.
11.     REMEDIES
At any time that a default has occurred and is continuing, Debtor acknowledges and agrees that Secured Party shall have the right to:
(a)     subject to any applicable law, including the UCC, take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof;
(b)    sell, license, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to Secured Party may seem reasonable;
(c)     have all rights and remedies of a secured party under the UCC in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party and in addition to any other rights Secured Party may have at law or in equity; provided, that Secured Party shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceedings for such purposes; provided, further that Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or proceeds and whether or not in Secured Party’s possession and shall not be liable or accountable for failure to do so;
(d)     take possession of Collateral under this clause (d) wherever it may be located and by any method permitted by law and Debtor agrees upon request from Secured Party to assemble and deliver possession of Collateral at such place or places as directed;
(e)     reimbursement for or payment of all costs, charges and expenses reasonably incurred by Secured Party, whether directly or for services rendered (including reasonable attorney fees), in operating Debtor’s accounts, in preparing or enforcing this Security Agreement, in taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting the Obligations of the Debtor under the Note and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by Secured Party, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby;
(f)     dispose of Collateral as provided hereunder in the manner required by the UCC after giving Debtor notice of the date, time and place of any public or private sale; and
(g)     after delivering written demand to Debtor and subject to any applicable law, including the UCC, require Debtor to take such further action as may be necessary to evidence and effect an assignment or licensing of Intellectual Property to whomever Secured Party directs (including to Secured Party) or appoint an officer, director or branch manager of Secured Party to be Debtor’s attorney in accordance with applicable legislation with full power of substitution and to do on Debtor’s behalf anything that is required to assign, license or transfer, and to record any assignment, license or transfer of the Collateral (this power of attorney, which is coupled with an interest, is irrevocable until the release or discharge of the Security Interest).
12.     MISCELLANEOUS
(a)     Debtor hereby acknowledges that Secured Party shall be entitled to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any permitted Encumbrances affecting Collateral or identifying the locations at which Debtor’s business is carried on and Collateral and records relating thereto are situated) as Secured Party may deem appropriate to perfect on an ongoing basis and continue the Security Interest.
(b)     Without limiting any other right of Secured Party, at any time that a default has occurred and is continuing, Secured Party may, in its sole discretion, set off against the Note any and all amounts then owed to Debtor by Secured Party in any capacity, whether or not due, and Secured Party shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on Secured Party’s records subsequent thereto.
(c)     Upon Debtor’s failure to perform any of its duties hereunder in any material respect, Secured Party may, but shall not be obligated to, perform any or all of such duties, and Debtor shall pay to Secured Party, forthwith upon written demand therefor, an amount equal to the expense incurred by Secured Party in so doing plus interest thereon from the date such expense is incurred until it is paid at a rate that is the lower of (i) 15% per annum or (ii) the highest rate allowable by applicable law.
(d)     Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with Debtor, debtors of Debtor, sureties and others and with Collateral and other security as Secured Party may see fit without prejudice to the liability of Debtor or Secured Party’s right to hold and realize the Security Interest. Furthermore, Secured Party may demand, collect and sue on Collateral in either Debtor’s or Secured Party’s name, at Secured Party’s option, and may endorse Debtor’s name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral.
(e)    No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to the Note shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, Secured Party may remedy any default by Debtor hereunder or with respect to the Note in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

(f)     Debtor waives protest of any Instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and, subject to Clause 11(g) hereof, notice of any other action taken by Secured Party.
(g)     This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. If more than one Debtor executes this Security Agreement the obligations of such Debtors hereunder shall be joint and several. This Security Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and those counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email, in pdf format, shall be effective as delivery of a manually executed counterpart of this Security Agreement.
(h)     Provided that Secured Party executes and delivers a non-disclosure agreement that is acceptable to Debtor and subject to such agreement, Secured Party may provide any financial and other information it has about Debtor, the Security Interest and the Collateral to anyone acquiring or may acquire an interest in the Security Interest or the Collateral from Secured Party or anyone acting on behalf of Secured Party.
(i)    Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.
(j)     Subject to the requirements of Clause 11(g) hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given, in the case of Secured Party, if delivered to it or sent by prepaid registered mail addressed to it at its address set forth in the Note or as changed pursuant thereto, and, in the case of Debtor, if delivered to Comstock Mining Inc. or if sent by prepaid registered mail addressed to Comstock Mining Inc. at its address set forth in the Note or as changed pursuant thereto. Either party may notify the other pursuant hereto of any change in such party’s principal address to be used for the purposes hereof.
(k)     The headings used in this Security Agreement are for convenience only and are not be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.
(l)     When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.
(m)     In the event any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.
(n)     Nothing herein contained shall in any way obligate Secured Party to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute indebtedness.

(o)    The Security Interest created hereby is intended to attach when this Security Agreement is signed by Debtor and delivered to Secured Party and the Note is executed, delivered and funded.
(p)     This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York.
(q)    The Security Interest created hereunder shall terminate when the Obligations of the Debtor under the Note have been fully satisfied, at which time Secured Party shall execute and deliver to Debtor, or to such person or persons as Debtor shall reasonably designate, all UCC termination statements and similar documents prepared by Debtor at its expense which Debtor shall reasonably request to evidence such termination. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Note, then Secured Party, at the request and sole expense of such Debtor, shall execute and deliver to Debtor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.
(r)    Debtor represents and warrants that the following information is accurate:
BUSINESS DEBTOR

NAME OF BUSINESS DEBTOR Comstock Mining LLC
ADDRESS OF BUSINESS DEBTOR 1200 American Flat Road, PO Box 1118	CITY Virginia City	STATE Nevada	POSTAL CODE 89440

[Signature Page Follows]

IN WITNESS WHEREOF each of the parties hereto has executed this agreement on the 11th day of February, 2014.

AURAMET INTERNATIONAL, LLC By: __/s/ Justin Sullivan______
Name: Justin M. Sullivan
COMSTOCK MINING LLC By: __/s/ Corrado De Gasperis__ Name: Corrado De Gasperis

EXHIBIT 10.5

AURAMET TRADING, LLC 300 Frank W. Burr Blvd 5th Floor, Suite 24 Teaneck, NJ 07666 Phone: 201-905-5000 Fax: 201-905-5001

AMENDED AND RESTATED MASTER PURCHASE CONTRACT
&
BILL OF SALE
February 13, 2014
Comstock Mining Inc.
Mr. Corrado De Gasperis
President and CEO
1200 American Flat Road
PO Box 1118
Virginia City, NV 89440

RE:	PRECIOUS METALS (“PM”) PURCHASE CONTRACT AND BILL OF SALE (THE “AGREEMENT”) BETWEEN AURAMET TRADING, LLC, AND COMSTOCK MINING INC. AND ITS OPERATING SUBSIDIARY COMSTOCK MINING LLC
Dear Mr. De Gasperis:
This Amended and Restated Master Purchase Contract & Bill of Sale amends and restates that certain Master Purchase Contract and Bill of Sale dated July 24, 2012 wherein AURAMET TRADING, LLC (“Buyer”) hereby agrees to purchase and COMSTOCK MINING INC. (“Comstock Mining”) together with its operating subsidiary COMSTOCK MINING LLC (“Subsidiary”, jointly and severally, “Seller”) hereby agrees to sell, transfer, assign, set over and convey to Buyer the PM described below on the following terms and conditions.
1.0 Material
Seller may, in its sole discretion, sell, transfer, assign, set over and convey to Buyer up to a maximum of 100% of the gold and silver production (the “Material”) for a period of one year from the date hereof, however, as long as there are any outstanding obligations of the Seller under the Secured Promissory Note and Guaranty dated February __, 2014 (the “Note”) (the “Obligations”) and Auramet International, LLC has not assigned a different gold agent under the Note, Seller will sell, transfer, assign, set over and convey to Buyer 100% of the gold and silver production. This Agreement may not be terminated while the

Obligations are outstanding. Upon full satisfaction of the Obligations, this Agreement may be terminated by either party upon 30 days prior written notice to the other party hereto. No termination of this Agreement shall relieve either party of any accrued and unpaid obligations due hereunder on date of such termination.
2.0 Pricing Mechanisms
Buyer will provide the Seller with a flexible and comprehensive pricing and payment facility pursuant to the following terms and conditions:

2.1	Spot Pricing
Buyer will price the Material based upon the estimated gold and silver content contained in dore or concentrate, as per Seller’s assays, on Buyer’s current spot market bid price during New York trading hours (8:30 a.m. to 4:30 p.m. Eastern Time) on any business day (defined as “any business day that the COMEX division of the New York Mercantile Exchange (“COMEX”) is open for business”). The spot value date is generally 2 business days from the date of such pricing.
Unless priced on a spot or other basis as outlined herein, Buyer will work Seller’s firm orders 24 hours a day on a good until cancelled basis.

2.2	Forward Pricing
Buyer will price the Material for periods up 12 months (or such longer periods as the parties may agree) forward based on the spot price as outlined above and adjusted to reflect the then current forward rates in effect at the time of pricing. The forward contract value date is the date (within the maximum tenor of 12 months) of the forward contract maturity.

2.3	Option Pricing
The Seller may, at its discretion, be either the seller or the buyer of European Style Gold or Silver Options (for Loco London delivery). Any option premium due will be payable on the premium value date (the option premium value date is generally two business days after the date of buying or selling the option).
In the event that an option is exercised, the delivery and value date shall be two business days after the exercise date (unless otherwise agreed by Buyer and Seller).
The terms and conditions set forth in that certain Master Trading Agreement dated as of July 24, 2012, between Buyer and Seller shall apply to any transaction outlined above.
2.4 Payment
In all cases outlined above, the payment shall be payable by wire transfer:
2.4.1 If to Seller
Seller’s designated account shall be provided in writing prior to the first payment date herein.
2.4.2 If to Buyer:

Buyer’s designated account shall be provided in writing prior to the first payment date herein.

3.0	Purchase and Settlement Mechanisms – Spot; Forward; and In-Process Facility
Seller may sell the Material on the basis of any of the following three methods:
(a)    on a Spot Basis, i.e. payment for and delivery of the Material generally made contemporaneously two (2) business days after pricing as set forth in Section 2.1.
(b)    on a Forward Basis, i.e. payment for and delivery of the Material generally made contemporaneously on a date set up to 12 months following pricing in accordance with Section 2.2 above; or
(c)    on a In Process Basis, i.e. the Material is priced and paid for while the Material is in process or in transit to or at Metalor, Attleboro, Massachusetts (“Refinery”) or any other refinery acceptable to the Buyer or while pending refining and located at warehouse acceptable to the Buyer (“Warehouse”) pursuant to the following terms and conditions:
3.C.1 Form
Dore or concentrate containing unrefined PM (the “Unrefined PM”). The Buyer shall be satisfied through final delivery at the Refinery of refined PM (“Refined PM”) in gold ingot or other form having a minimum purity of .9999 or silver ingot or other form having a minimum purity of .999+.
3.C.2 Delivery Schedule
Seller may make shipments on a weekly basis from the mine sites to the Refinery. Seller shall notify Buyer telephonically or by telecopy of all PM shipped pursuant to this Agreement. Outturn shall be to Buyer’s London pool account with JP Morgan Chase unless otherwise agreed by the parties on the agreed upon outturn date (the “Outturn Date”).
3.C.3 Purchase Price
The purchase price for Material sold on an In-Process Basis shall equal the agreed upon amount per troy ounce of Refined PM as set forth in the applicable trade confirmation sent by Buyer to Seller (the “Purchase Price”), multiplied by the agreed upon estimated quantity of PM as set forth in the applicable trade confirmation sent by Buyer to Seller (the “Estimated Quantity”). The Purchase Price shall be based on the pricing established pursuant to Section 2.1 above and adjusted to reflect the agreed upon cost of financing and any market contango or backwardation for the period from the date of payment to the Outturn Date.
3.C.4 Late Delivery
Subject to Buyer’s other rights hereunder, including the right of termination, if the Estimated Quantity is not credited to the account designated by Buyer in writing to Seller (“Buyer’s Metal Account”) on the Outturn Date, the Purchase Price shall be adjusted to reflect the additional financing cost of such delay. Such adjustment shall be calculated using an amount equal to the then applicable PM lending rates (as reasonably determined in good faith by

Buyer) for the period of time from the original Outturn Date to the date the Estimated Quantity is finally credited to Buyer’s Metal Account released to Buyer.
3.C.5 Shortfall/Surplus
Notwithstanding any of the foregoing, in the event, for any reason, that there is a shortfall at Outturn, Seller shall immediately, through pool transfer, market transaction, or other manner acceptable to Buyer, transfer to Buyer the subject PM shortfall.
In the event that there is a surplus at Outturn, then Seller may elect to immediately sell the surplus amount to Buyer at Buyer’s then current spot market price, sell such surplus to any other party at Seller’s sole and absolute discretion, or maintain the surplus balance of ounces in its account with Buyer until sold on a date specified by Seller in the future.
3.C.6 Shortfall/Surplus Account
For practical purposes, Seller and Buyer may mutually agree to keep an ongoing over/under account which is to be settled whenever the over/under quantity exceeds 100 ounces of refined gold and silver.
Buyer will provide Seller with a shipment by shipment settlement report which shall include the details of all pricings, outturns, payments, and adjustments. This shall be a perpetual electronic file which will be used by Seller and Buyer to monitor movements in the over/under account.
3.C.7 Payment
The Purchase Price shall be paid by wire transfer to Seller’s designated account in US Dollars against Buyer’s receipt of the following documents:

A.	If Payment is to be made while the Material is at the Refinery:

(a)	Seller’s letter of instruction to the Refinery in substantially the form attached hereto as Exhibit A; and

(b)	An executed Refiner’s Holding Certificate in substantially the form attached hereto as Exhibit B.

B.	If Payment is to be made while the Material is at the Warehouse:

(a)	An independent, third party’s report on sampling and assaying of the Material, from Inspectorate or other assay firm reasonably acceptable to Buyer;

(b)	A warehouse receipt from the Warehouse, satisfactory to Buyer in all material respects; and

(c)	A certificate of insurance naming Buyer as an additional loss payee as its interests may appear, satisfactory to Buyer in all material respects.
3.C.8 Title/Ownership of PM Shipment

Ownership of the PM shall become vested in Buyer upon pick-up of the PM by Brinks Armored Security Service or such other mutually agreeable armored carrier. All shipping and other records and documents prepared by or which come into the possession of Seller with respect thereto shall be retained and maintained, in trust, for Buyer by Seller in a custodial capacity and delivered to Buyer upon request.
3.C.9 Inspection
Buyer shall have the right to have an agent or representative inspect and/or take samples of the Unrefined PM during business hours upon reasonable notice and to witness the loading/sealing of the containers in which the Refined PM is to be shipped from the Refinery.
4.0 Representations and Warranties, Covenants
Seller represents and warrants to Buyer that:
(a)    the PM conforms to or will conform to the description of such goods contained in this Agreement; the material containing the PM contains no hazardous materials.
(b)    Seller has conveyed or will convey good title to such PM free from any security interest, lien or encumbrance;
(c)    Seller has all requisite power, authority, licenses and approvals necessary to enter into and perform its obligations under this Agreement;
(d)    Seller or any person designated by Seller (including any signatory hereto) has due authorization to act in all respects relating to this Agreement;
(e)    this Agreement and the transaction relating thereto are valid and legally binding obligations of the Seller enforceable against it in accordance with their terms;
(f)    Seller is not insolvent, has not declared bankruptcy and has no intention or plans for doing so;
(g)    Seller covenants and agrees to provide Buyer with prompt telephonic notice, promptly followed by electronic mail and telecopy, of the occurrence of any of the following events:

(1)	any material discrepancy in the assays of Seller and Refiner;

(2)	any loss or delay or other material event with respect to any PM purchased hereunder; and

(3)	any material adverse change in the affairs or prospects of Seller.

5.0 Authorized Officers
The individuals identified herein shall be authorized to enter the transactions contemplated herein on behalf of Seller; provided that Seller may add or remove individuals from this Section 5.0 from time to time in a written notice to Buyer.

Name	Title
Corrado De Gasperis	President and CEO
Scott H. Jolcover	Director of Business Development
Judd Merrill	Controller

6.0 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial
This Agreement shall be governed by and interpreted under the laws of the State of New York.
Each party waives the posting of any bond otherwise required in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of such party, or to enforce this Agreement or any other agreement or document between Seller and Buyer. In addition, each party waives any right that they may have to a jury trial.
7.0 Notices
7.1 If to Buyer:
Auramet Trading, LLC
300 Frank W. Burr Blvd
5th Floor, Suite 24
Teaneck, NJ 07666
Tel: 201-905-5002
Fax: 201-905-5001
7.2 If to Seller, as appropriate:
Comstock Mining Inc.
Mr. Corrado de Gasperis, President and CEO
1200 American Flat Road
PO Box 1118
Virginia City, NV 89440
Tel: 775-847-4755
Fax: 800-750-5740

To signify your acceptance of these terms, please sign this Agreement in the space provided below and return it by fax to 201-905-5001.
Yours truly,
Auramet Trading, LLC

Signed: __/s/ Justin M. Sullivan
By: Justin M. Sullivan

Accepted and Agreed:

Comstock Mining Inc.

Signed: /s/ Corrado De Gasperis
By: Corrado De Gasperis

Exhibit A
[Letterhead]
[INSTRUCTIONS TO THE REFINER]
[ ] [ ], 2014
Customer Service Manager
VIA FAX:
Dear Sirs:

RE:	____________ (“Seller”) Sale to Auramet Trading, LLC(“Buyer”), Shipment Number [ ].
This letter is to confirm that Seller has sold [dore, concentrate, carbon material] containing [ ] troy ounces of gold or silver (the “PM”) to Buyer pursuant to a Purchase Contract and Bill of Sale dated [] [], 2014. The PM is currently in transit in unrefined form to [ ] (the “Refinery”) pursuant to bill of lading number [    ]. Seller agrees to be responsible for and pay all refining costs.
This transfer and conveyance cannot be withdrawn or amended without the prior written consent and explicit agreement of Buyer. All further instructions concerning this PM shall come exclusively from Buyer.
Upon the receipt of this fax, please complete the following form indicating your understanding and acceptance of these instructions and fax the completed form separately to Auramet, Precious Metals Operations, 201-905-5001.
Thank you in advance for your assistance.
Regards,
[_________]

[ Title ]

Exhibit B
[Refiner/Processor’s Holding Certificate]
From:
To:    Auramet Trading, LLC
Suite 645, 2 Executive Drive
Fort Lee, NJ 07024
Tel : 201-905-5000
Fax: 201-905-5001
Re:    PM Shipment, Bill of Lading #[ ] from [ ] (“Seller”).
We hereby confirm receipt of Seller’s notice dated [ ] [ ], 2014 and acknowledge that the above-captioned PM shipment has been sold to Auramet Trading, LLC (“Buyer”) and that title to such goods has been transferred to Buyer.
We hereby irrevocably undertake that upon receipt of such goods we shall hold them to the order of Buyer without set-off, deduction or counterclaim. We agree that Seller shall be the sole party responsible for the payment of any and all refining costs associated with this PM shipment. Such goods and any documents relating thereto shall not be released to anyone other than Buyer without the prior written agreement of Buyer.
We undertake to keep the same free from any mortgage, charge, pledge, lien or other encumbrance and all other third party rights.
We undertake to promptly inform you in the event and to the extent that the weights or assays produced by us materially differ from those received from your Seller with respect to the captioned Shipment.
Such goods are insured under our existing all risk (including casualty and theft) policy. We hereby undertake to keep the goods insured while they are in our possession.
Sincerely,

By: